Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-247995
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated August 16, 2021
Preliminary Prospectus Supplement
(To Prospectus dated August 17, 2020)

Enstar Group Limited
$ % Senior Notes due 20
We are offering $ million aggregate principal amount of % Senior Notes due 20 (the “Notes”). Interest on the Notes is payable semi-annually in arrears on and of each year, commencing on , 2022. The Notes are scheduled to mature on , 20 . Under certain conditions, we will be required to postpone repayment of the Notes on the Scheduled Maturity Date (as defined herein). See “Description of the Notes—Maturity” and “Description of the Notes—Conditions to Redemption and Repayment.”
We may redeem all or a portion of the Notes at any time and from time to time at the applicable redemption price and subject to the terms described under the heading “Description of the Notes—Redemption—Optional Redemption.” We may also redeem all of the Notes under the circumstances described under the heading “Description of the Notes—Redemption—Redemption for Tax Purposes.” Notwithstanding the foregoing, we may not redeem the Notes at any time prior to , 2025 without BMA Approval (as defined herein), and we may not redeem the Notes at any time or repay the Notes prior to the Final Maturity Date (as defined herein) if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption or repayment of such Notes, unless, in each case, we replace the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein).
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future obligations that are unsecured and unsubordinated, senior in right of payment to any future obligations we incur that are expressly subordinated in right of payment to the Notes, effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and contractually subordinated to all existing and future liabilities of our subsidiaries (other than our finance subsidiary Enstar Finance LLC), including policyholder obligations.
Concurrently with this offering, we are commencing a tender offer for our 4.500% Senior Notes due 2022 (the “2022 Senior Notes”). See “Prospectus Supplement Summary—Concurrent Debt Tender Offer.”
_____________________________________________________________
Investing in the Notes involves risks. You should carefully consider the discussion under “Risk Factors” beginning on page S-6 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus before buying the Notes.
_____________________________________________________________
None of the U.S. Securities and Exchange Commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	%	$
Underwriting discount(2)	%	$
Proceeds, before expenses, to Enstar Group Limited	%	$

(1)The initial public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from , 2021 and must be paid by the purchasers if the Notes are delivered after , 2021.
(2)See “Underwriting (Conflicts of Interest)” for additional disclosure regarding the underwriting discount, commissions and estimated offering expenses.
The Notes will not be listed on any securities exchange or quoted on an automated quotation system. Currently there is no public market for the Notes.
______________________________________________________________
The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York on , 2021.
______________________________________________________________
Joint Book-Running Managers

Wells Fargo Securities	Barclays	HSBC

____________________
Prospectus Supplement dated , 2021

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained or incorporated by reference in the accompanying prospectus is accurate as of any date other than the date on the front cover of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Notes. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. This prospectus supplement and the accompanying prospectus also incorporate by reference documents that are described under “Where You Can Find More Information.” If the description of this offering or the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
The terms “Enstar,” “we,” “us,” “our,” “the Company” or similar references refer to Enstar Group Limited and its subsidiaries, unless otherwise stated or the context otherwise requires. References to “$” and “dollars” are to United States dollars.
Before purchasing any Notes, you should read both this prospectus supplement and the accompanying prospectus, together with the additional information about Enstar to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA (as defined herein) for the issue and transfer of the Notes for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus supplement and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following:
Risks Relating to our Run-off Business
•changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;
•the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;
•risks relating to our acquisitions, including our ability to evaluate opportunities, successfully price acquisitions, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;
•emerging claim and coverage issues and disputes that could impact reserve adequacy;
•lengthy and unpredictable litigation affecting the assessment of losses and/or coverage issues;
•increased competitive pressures, including increased competition in the market for run-off business that aligns with our strategic objectives;
S-iii

•risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;
•risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;
•the impact of the COVID-19 pandemic and the resulting disruption and economic turmoil, such as increased volatility in global financial markets, could adversely impact our reserves, investment returns, financial condition, and liquidity and capital resources, and any future impact on our business is difficult to predict at this time;

Risks Relating to Liquidity and Capital Resources
•risks relating to the variability of statutory capital requirements and the risk that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;
•the risk that our reinsurance subsidiaries may not be able to provide the required collateral to ceding companies pursuant to their reinsurance contracts, including through the use of letters of credit;
•changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;
•risks relating to the availability and collectability of our reinsurance;
•the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;
•losses due to foreign currency exchange rate fluctuations;
•our ability to comply with covenants in our debt agreements;
•the possibility that the tender offer for the 2022 Senior Notes is not consummated;

Risks Relating to our Investments
•the risk that the value of our investment portfolios and the investment income that we receive from these portfolios may decline materially as a result of market fluctuations and economic conditions, including those related to interest rates, credit spreads, and the phase out of the London Interbank Offered Rate ("LIBOR");
•risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;
•risks relating to our strategic investments in alternative asset classes, such as the InRe Fund, L.P. and other hedge funds, and joint ventures, which are illiquid and may be volatile;

Risks Relating to Laws and Regulations
•risks relating to the complex regulatory environment in which we operate, including that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

Risks Relating to our Operations
•loss of key personnel;
•operational risks, including cybersecurity events, external hazards, human failures or other difficulties with our information technology systems that could disrupt our business or result in the loss of critical and confidential information, increased costs;

Risks Relating to Taxation
•tax, regulatory or legal restrictions or limitations applicable to us or the (re)insurance business generally; and
•changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere.
S-iv

The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below and in the risk factors discussed in the documents incorporated herein by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in the Notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated herein and therein by reference. See “Risk Factors.”
The Company
Enstar is a leading global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Enstar Group Limited is a Bermuda-based holding company that was formed in 2001 and is listed on the NASDAQ Global Select Market under the ticker symbol “ESGR.”

Our core focus is acquiring and managing (re)insurance companies and portfolios of (re)insurance business in run-off. Since formation, we have completed or announced over 100 acquisitions or portfolio transfers. The substantial majority of our acquisitions have been in the run-off business, which generally includes property and casualty, workers’ compensation, asbestos and environmental, construction defect, marine, aviation and transit, and other closed and discontinued books of business.

Our primary corporate objective is growing our book value per share. We strive to achieve this primarily through growth in net earnings derived from both organic and accretive sources, such as the completion of new acquisitions, the generation of reserve/claims savings and investment income through the effective management of companies and portfolios in run-off and returns on strategic investments.

As a result of our previously announced sale and recapitalization of the U.S. business of StarStone Insurance Bermuda Limited and its subsidiaries (“StarStone”), the sale of the majority of our interest in Atrium Underwriting Group Limited and the placing of StarStone’s business outside of the U.S. into run-off, we have largely exited our previously controlled active underwriting platforms. While we maintain strategic minority investments in these businesses, our primary focus is on our core business of acquiring and managing (re)insurance companies or portfolios of (re)insurance businesses in run-off.

Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645. We maintain a website at www.enstargroup.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

Concurrent Debt Tender Offer
On August 16, 2021, we commenced an offer to purchase for cash any and all of our 2022 Senior Notes, which we refer to herein as the “tender offer.” The tender offer will expire at 5:00 p.m. (New York City time), on August 20, 2021, unless extended or terminated earlier by us. The settlement date of the tender offer, if successfully concluded, is currently expected to be August 25, 2021. As of the commencement of the tender offer, $350.0 million aggregate principal amount of the 2022 Senior Notes was outstanding.
We intend to fund the purchase of the 2022 Senior Notes validly tendered and accepted for purchase in the tender offer with the net proceeds from this offering. See “Use of Proceeds.” The offering of the Notes is not conditioned on the completion of the tender offer.
The purpose of the tender offer and this offering is to extend the maturity profile and lower the interest rate of our outstanding debt in the current interest rate environment.
The tender offer is being made solely on the terms and subject to the conditions described in the offer to purchase, dated August 16, 2021, relating to the tender offer, and in the related notice of guaranteed delivery. This prospectus supplement is not an offer to purchase the 2022 Senior Notes.
The tender offer is subject to a number of conditions that may be waived or changed, including the closing of this offering. There can be no assurance as to whether the tender offer will be consummated.

The Offering

Issuer	Enstar Group Limited
Securities	% Notes due 20
Aggregate Principal Amount	$
Final Maturity Date	(1) , 20 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined herein) are satisfied, or (2) otherwise, following the Scheduled Maturity Date, the earlier of (a) the date falling ten business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a Winding-Up (as defined herein) of Enstar Group Limited occurs.

In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

If, at any time in the six months prior to the Scheduled Maturity Date, we do not (or would not after giving effect to the repayment of the Notes) satisfy the BMA Redemption Requirements, we will become subject to a “Replacement Capital Obligation.” Under the Replacement Capital Obligation, we would be required to promptly begin using Commercially Reasonable Efforts (as defined herein), subject to the occurrence of a Market Disruption Event (as defined herein), to raise a sufficient amount of proceeds to repay the Notes from issuance of new capital instruments (other than common equity or common equity-linked instruments) having equal or better capital treatment as the Notes under the Group Rules (in each case, subject to the terms and conditions described in the “Description of the Notes”). If the Replacement Capital Obligation is satisfied, or the BMA Redemption Requirements are satisfied through other means prior to the Scheduled Maturity Date, then the Scheduled Maturity Date will be the Final Maturity Date. Failure to use Commercially Reasonable Efforts to satisfy a Replacement Capital Obligation will not constitute a default or an event of default under the indenture or give rise to a right of acceleration of payment of the Notes or any similar remedy under the terms of the indenture or the Notes, but would constitute a breach of covenant under the indenture for which the sole remedy would be a suit to enforce specific performance of such covenant (subject to the provisions of the indenture described in the “Description of the Notes”).

Repayment of the Notes on the Scheduled Maturity Date is obligatory if the BMA Redemption Requirements are satisfied; further, the Replacement Capital Obligation will not apply if we remain in compliance with the BMA Redemption Requirements during the period beginning six months prior to the Scheduled Maturity Date.

Interest Rate	% per annum
Interest Payment Dates	Interest will accrue from , 2021 and will be payable semi-annually in arrears on and of each year, beginning on , 2022.

Ranking
The Notes will be our senior unsecured obligations and will rank:

•senior in right of payment to any future indebtedness we incur that is expressly subordinated in right of payment to the Notes;

•equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•contractually subordinated in right of payment to all obligations of our subsidiaries (other than our finance subsidiary Enstar Finance LLC), including existing and future policyholder obligations of our subsidiaries.

After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of June 30, 2021 our total consolidated indebtedness would have been approximately $ million, none of which was secured. Of such amount, $ million would have been debt of Enstar Group Limited, including $ million of debt under our revolving credit facility, the obligations of which are guaranteed by certain of our subsidiaries. Subsequent to June 30, 2021, we borrowed an additional $300.0 million under our revolving credit facility.

As of June 30, 2021, the total liabilities of our subsidiaries (excluding intercompany obligations) were $16,370.2 million, including $495.0 million of outstanding indebtedness. In addition, as of June 30, 2021, our subsidiaries had $1,447.5 million face amount of letters of credit outstanding under letter of credit facilities that have been guaranteed by us and we anticipate providing guarantees for additional letters of credit to be posted by our subsidiaries in connection with certain of their reinsurance transactions.

Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $ . We intend to use these net proceeds to fund the purchase of the 2022 Senior Notes validly tendered and accepted for purchase in the tender offer. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, repayment of borrowings under our revolving credit facility, funding for acquisitions, working capital and other business opportunities. See “Use of Proceeds.”

Listing
The Notes will be a new issue of securities and there is currently no established trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated quotation system. Although we have been advised by the underwriters that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. See “Underwriting (Conflicts of Interest).”

Redemption
We may redeem all or a portion of the Notes at any time and from time to time at the applicable redemption price and subject to the terms described under the heading “Description of the Notes—Redemption—Optional Redemption” and “Description of the Notes—Conditions to Redemption and Repayment.” We may also redeem all of the Notes under the circumstances described under the heading “Description of the Notes—Redemption—Redemption for Tax Purposes.”

Notwithstanding the foregoing, (i) prior to , 2025, the Notes may be redeemed only with BMA Approval, and (ii) the Notes may not be redeemed at any time or repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of such Notes, unless, in the case of each of clauses (i) and (ii), we or a subsidiary of ours replace the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules, provided that if under Applicable Supervisory Regulations (as defined herein) no such consent is required at the time in order for the Notes to qualify, or continue to qualify, as applicable, as Tier 3 Capital (as defined herein) of the Company or the Insurance Group (as defined herein), clause (i) shall not apply (collectively, the “BMA Redemption Requirements”).

The redemption price (other than in the case of redemption following the occurrence of a Tax Event (as defined herein)) at any time prior to , 20 (the date that is six months prior to the Scheduled Maturity Date) will be the greater of:

•100% of the principal amount of the Notes being redeemed; and

•the sum of the present value of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption and assuming that the Notes mature on , 20 ), discounted to their present value as of such date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus basis points.

On or after , 20 (the date that is six months prior to the Scheduled Maturity Date), the redemption price will be 100% of the principal amount of the Notes being redeemed.

The redemption price upon the occurrence of a Tax Event at any time during the life of the Notes will be 100% of the principal amount of the Notes being redeemed.

In all cases, we will also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date.

See “Description of the Notes—Redemption.”

Covenants
The indenture governing the Notes contains limited covenants, including limitations on consolidations, mergers, amalgamations and sales of substantially all assets and limitations on liens on the capital stock of certain designated subsidiaries. These covenants are subject to important qualifications and limitations. See “Description of the Notes—Certain Covenants” and “Description of Enstar Group Limited Debt Securities—Terms and Conditions of the Series of Debt Securities” in the accompanying prospectus.

Denomination and Form
We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, including the depositaries for Euroclear and Clearstream. Except in the limited circumstances described herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names and will not receive or be entitled to receive Notes in definitive form. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the Notes involves risks that are described or referred to under “Risk Factors” beginning on page S-6 of this prospectus supplement.
Trustee	The Bank of New York Mellon

Governing Law	New York

Conflicts of Interest	Certain of the underwriters and/or their affiliates may receive at least 5% of the net proceeds of this offering in connection with repayment of indebtedness under our revolving credit facility. Any such underwriter would be deemed to have a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). As such, this offering is being made in compliance with the requirements of Rule 5121. See "Underwriting (Conflicts of Interest)."

RISK FACTORS
Investing in the Notes involves risks. Before investing in the Notes, you should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, results of operations or financial condition could be materially adversely affected by any of these risks.
This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above and in the accompanying prospectus.
Risk Related to Our Business
For a discussion of risks related to our business and operations, in addition to the below, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and “Part II, Item 1A. Risk Factors” and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021. See “Where You Can Find More Information” in this prospectus supplement.
Risk Related to this Offering and the Notes
The Notes will be unsecured, will be contractually subordinated to all liabilities of our subsidiaries (other than our finance subsidiary Enstar Finance LLC) and will be effectively subordinated to any of our future secured indebtedness (to the extent of the value of the assets securing that indebtedness).
The Notes will be unsecured and will be contractually subordinated to all liabilities of our subsidiaries (other than our finance subsidiary Enstar Finance LLC), including liabilities owed to policyholders, trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preference shareholders. The Company and certain of our subsidiaries, as borrowers and guarantors, have entered into an unsecured revolving credit facility that permits us to borrow an aggregate of $600.0 million. In addition, we may request additional commitments under the facility up to an additional $400.0 million, which the existing lenders in their discretion or new lenders may provide, in each case subject to the terms of the agreement. As of June 30, 2021, the Company and its subsidiaries had outstanding $175.0 million aggregate principal amount of borrowings under the revolving credit facility, and had not requested any additional commitments under the revolving credit facility. Subsequent to June 30, 2021, we borrowed an additional $300.0 million under our revolving credit facility. Because the Notes will not be guaranteed by any of our subsidiaries, the obligations of our subsidiaries in respect of the revolving credit facility are structurally senior to the Notes.
The rights of the holders of the Notes to participate in any assets of any of our subsidiaries (other than our finance subsidiary Enstar Finance LLC) upon liquidation or reorganization of such subsidiaries will be contractually subordinated to the claims of such subsidiary’s policyholders and creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be effectively subordinated to any indebtedness or other obligations with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness or other obligations and would be subordinated to any indebtedness of such subsidiaries senior to that held by it.
To the extent that we have secured indebtedness in the future, the Notes will be effectively subordinated in right of payment to such secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, any of our assets that secure other indebtedness will be available to pay obligations on the Notes only after such secured indebtedness has been paid in full. We may not have sufficient assets to pay all or any of the amounts due on the Notes then outstanding.
See “Description of the Notes—Ranking.”

After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of June 30, 2021, our total consolidated indebtedness would have been approximately $ million, none of which was secured. Of such amount, $ million was debt of Enstar Group Limited, including $ million of debt under our revolving credit facility, the obligations of which are guaranteed by certain of our subsidiaries. Subsequent to June 30, 2021, we borrowed an additional $300.0 million under our revolving credit facility. As of June 30, 2021, the total liabilities of our subsidiaries (excluding intercompany obligations) were $16,370.2 million, including $495.0 million of outstanding indebtedness. In addition, as of June 30, 2021, our subsidiaries had $1,447.5 million face amount of letters of credit outstanding under letter of credit facilities that have been guaranteed by us and we anticipate providing guarantees for additional letters of credit to be posted by our subsidiaries in connection with certain of their reinsurance transactions.
We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.
We are a holding company and conduct substantially all of our operations through subsidiaries. Our only significant assets are the capital stock of our subsidiaries. Because substantially all of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to pay any amounts due on the Notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The Notes will be exclusively Enstar Group Limited’s obligations, and will not be guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. The ability of all of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our bank loans and our subsidiaries’ bank loans.
We may not have the ability to raise the funds necessary to pay the principal of or interest on the Notes.
At the Final Maturity Date, the entire principal amount of the Notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the Notes on and of each year, beginning on , 2022. We may not have enough available cash or be able to obtain sufficient financing, on favorable terms or at all, at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due, other than if we are required to postpone payment due to failure to satisfy the BMA Redemption Requirements, will constitute an event of default under the indenture governing the Notes. A default under the indenture could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the Notes.
We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied.
You may be required to bear the financial risks of an investment in the Notes beyond the Scheduled Maturity Date for the Notes. We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied. Any such deferral could last for an indefinite period of time. If payment of the principal amount of the Notes is deferred on the Scheduled Maturity Date because such payment would not satisfy the BMA Redemption Requirements, you will only be entitled to receive the principal amount of your Notes after we have determined that the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made. Holders will have no remedies against us for deferral of payment of principal as a result of a failure to satisfy the BMA Redemption Requirements and if we cannot satisfy the BMA Redemption Requirements on the Scheduled Maturity Date, the probability that holders will be repaid at a later date will be reduced. See “Description of the Notes—Maturity,” “Description of the Notes—Conditions to Redemption and Repayment” and “Description of the Notes—Events of Default.”
To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if repayment of the Notes has been deferred. If repayment of the Notes has been deferred or if investors perceive that there is a likelihood that repayment of the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.
Increased leverage as a result of this offering may adversely affect our financial condition and results of operations.
After giving effect to the sale of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” our total consolidated indebtedness as of June 30, 2021 would have been approximately $ million. Subsequent to June 30, 2021, we borrowed an additional $300.0 million under our revolving credit facility. In addition, as of June 30, 2021, our subsidiaries had $1,447.5 million face amount of letters of credit outstanding under letter of credit facilities that have been guaranteed by us and we anticipate providing guarantees for additional letters of credit to be posted by our subsidiaries in connection with certain of their reinsurance transactions. The indenture governing the Notes will not restrict our ability or the ability of our subsidiaries to incur additional unsecured indebtedness and will allow us and our subsidiaries to incur secured debt in certain circumstances. We may also incur additional indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations, including:
•increasing our vulnerability to adverse economic and industry conditions;
•limiting our ability to obtain additional financing on favorable terms or at all;
•requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;
•limiting our flexibility in planning for, or reacting to, changes in our business; and
•placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.
We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the Notes or any indebtedness that we may incur in the future, we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.
The indenture under which the Notes will be issued will contain only limited protection for holders of the Notes if in the future we are involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.
The indenture will not contain any provisions restricting our ability to:
•incur additional unsecured debt, including debt senior in right of payment to the Notes;
•pay dividends on or purchase or redeem capital stock;
•sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•enter into transactions with affiliates;
•create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions;
•create restrictions on the payment of dividends or other amounts to us from our subsidiaries; or
•issue equity securities.
Additionally, the indenture will not require us to offer to purchase the Notes in connection with a change of control or require that we adhere to any financial tests or ratios or specified levels of net worth. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.
Covenants contained in our credit facilities restrict our current and future operations and could trigger prepayment obligations.
Our revolving credit facility and letter of credit facilities contain various business and financial covenants that impose restrictions on us and certain of our subsidiaries with respect to, among other things:
•consummating mergers and consolidations, acquisitions, amalgamations, and sales of substantially all assets;
•incurring indebtedness and providing guarantees;
•disposing of stock and other assets;
•paying dividends, and repurchasing stock;
•making investments;
•entering into transactions with affiliates; and
•incurring liens.
Complying with these covenants could limit our financial and operational flexibility. We may also enter into future debt arrangements containing similar or different restrictive covenants. In addition, our failure to comply with these covenants could result in an event of default under the credit facilities, our 2022 Senior Notes, our 4.950% Senior Notes due 2029, or the 5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040 issued by our indirect wholly owned subsidiary, Enstar Finance LLC, and fully and unconditionally guaranteed, on a junior subordinated basis, by us. Such a default may allow the lenders thereunder to accelerate the loans and may result in the acceleration of any other debt which has a cross-acceleration or cross-default provision that applies to our revolving credit facility. In addition, an event of default under our revolving credit facility would permit the lenders to terminate all commitments to extend further credit under our revolving credit facility and demand early repayment. In the event our lenders or other debt holders accelerate the repayment of any borrowings that may be outstanding, we and our subsidiaries may not have sufficient assets or liquidity to repay that indebtedness, we may not be able to refinance such indebtedness on favorable terms, or at all, and these prepayment obligations could have an adverse effect on our results of operations and financial condition.
If an active and liquid trading market for the Notes does not develop, the market price of the Notes may decline and you may be unable to sell your Notes prior to maturity.
The Notes will be a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. The underwriters have indicated to us that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, the underwriters are not obligated to make a market in the Notes and may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, no assurance can be given:
•that an active trading market will develop or be maintained for the Notes;
•as to the liquidity of any market that does develop; or
•as to your ability to sell any Notes you may own or the price at which you may be able to sell your Notes.
Credit ratings of the Notes may change and affect the market price and marketability of the Notes.
Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each issuing rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from the issuing rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market price or marketability of the Notes and increase our corporate borrowing costs.
We may, subject to the BMA Redemption Requirements, redeem the Notes prior to the Final Maturity Date, which may adversely affect your return.
We may, at our option, redeem some or all of the Notes at any time or from time to time at the applicable redemption price and subject to the terms described in “Description of the Notes—Redemption—Optional Redemption.” We may also redeem the Notes in certain circumstances as described under “Description of the Notes—Redemption—Redemption for Tax Purposes.” If we choose to redeem the Notes, subject to the BMA Redemption Requirements, prevailing interest rates at the time of redemption may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes. In addition, the redemption of the Notes may be a taxable event to you for U.S. federal income tax purposes.
The Notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Unless certificated Notes are issued in exchange for book-entry interests in the Notes, owners of book-entry interests will not be considered owners or holders of the Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.
After the tender offer for our 2022 Senior Notes, we intend to use any remaining net proceeds from this offering for general corporate purposes, which may include repayment of borrowings under our revolving credit facility, funding for acquisitions, working capital and other business opportunities. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for the Company.
We cannot assure you as to the market price for the Notes; therefore, you may suffer a loss.
We cannot assure you as to the market price for the Notes. If you are able to resell your Notes, the price you receive will depend on many other factors that may vary over time, including:
•the number of potential buyers;
•the level of liquidity of the Notes;
•our credit ratings or the ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;
•the credit ratings of the Notes;
•our financial performance and financial condition;
•the amount of total indebtedness we have outstanding;
•the level, direction and volatility of market interest rates generally;
•the market for similar securities;

•the ranking of the Notes;
•the repayment and redemption features of the Notes; and
•the time remaining until the Notes mature.
As a result of these and other factors, you may be able to sell your Notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the Notes and market rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
U.S. persons who own our Notes may have more difficulty in collecting against us than they would against U.S. debtors.
Creditors of a company in Bermuda, such as Enstar, may enforce their rights against such company by legal process in Bermuda, although enforcement in Bermuda may not be the only means of enforcement. Where a creditor seeks to use legal process in Bermuda, it would first have to obtain a judgment in its favor against Enstar by pursuing a legal action against Enstar in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction that would be foreign to the plaintiff. Pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. corporation or U.S. person.
Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.
In the event that we become insolvent, the rights of a creditor against us would be severely impaired.
In the event of our insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of unsecured creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a distribution pro rata along with other unsecured creditors to the extent of our available assets (after the payment of costs of the liquidation and the distribution of assets to creditors with higher priority, such as secured creditors and preferential creditors). However, creditors not subject to the Bermuda jurisdiction are not prevented from taking action against us in jurisdictions outside Bermuda unless there has been a stay or an injunction by the courts of that jurisdiction preventing them from doing so. In those circumstances, any judgment thus obtained may be capable of enforcement against our assets located outside Bermuda.
The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation that becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.
You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
We are a Bermuda exempted company. In addition, some of our directors and officers and some of the named experts referred to in this prospectus supplement and the accompanying prospectus are not residents of the United States, and a substantial portion of our assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the Notes will be approximately $ , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds to fund the purchase of the 2022 Senior Notes validly tendered and accepted for purchase in the tender offer. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, repayment of borrowings under our revolving credit facility, funding for acquisitions, working capital and other business opportunities. We may temporarily invest funds that are not immediately needed for these purposes in cash and investments.
The interest rate of the 2022 Senior Notes is 4.500% per annum, payable semi-annually. The 2022 Senior Notes mature on March 10, 2022. The tender offer is subject to a number of conditions, including a financing condition, that may be waived or changed. See “Prospectus Supplement Summary—Concurrent Debt Tender Offer” in this prospectus supplement for further information regarding the tender offer. There can be no assurance as to whether the tender offer will be consummated.

We pay interest on loans borrowed under our revolving credit facility at a per annum rate comprising a reference rate determined based on the type of loan we borrow plus a margin based on our long term senior unsecured debt ratings. The applicable reference rate is adjusted base rate for base rate loans and adjusted LIBOR for LIBOR loans. The applicable margin varies based upon changes to our long term senior unsecured debt ratings assigned by S&P or Fitch. We pay interest quarterly for base rate loans and as frequently as monthly for LIBOR loans, depending on the applicable interest period. We also pay a commitment fee based on the average daily unutilized capacity under the revolving credit facility. The interest rate of the revolving credit facility was 1.72% as of June 30, 2021. The revolving credit facility terminates on August 16, 2023. Certain of the underwriters and/or their affiliates may receive at least 5% of the net proceeds of this offering in connection with repayment of indebtedness under our revolving credit facility. Any such underwriter would be deemed to have a “conflict of interest” under FINRA Rule 5121. As such, this offering is being made in compliance with the requirements of Rule 5121. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table shows our capitalization on an actual and as adjusted basis, giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds” as of June 30, 2021. This table should be read in conjunction with “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 incorporated by reference into this prospectus supplement. As of December 31, 2020, our enhanced capital requirement coverage ratio, which measures our eligible capital as a percentage of the BMA-prescribed capital requirement, was 204%.

	As of June 30, 2021
	Actual	As Adjusted(1)
	(In thousands, except share data)
Debt obligations
Revolving credit facility(2)	$175,000	$175,000
4.500% Senior Notes due 2022(3)	349,492
4.950% Senior Notes due 2029(4)	494,777	494,777
5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040(5)	344,943	344,943
Senior Notes due 20 offered hereby(6)	—
Total debt obligations	1,364,212

Shareholders’ equity
Ordinary shares (par value $1 each, issued and outstanding: 22,170,433):
Voting ordinary shares (issued and outstanding: 18,571,161)(7)	18,571	18,571
Non-voting convertible ordinary Series C shares (issued and outstanding: 2,689,262)(7)	2,690	2,690
Non-voting convertible ordinary Series E shares (issued and outstanding: 910,010)(7)	910	910
Preferred Shares:
Series C Preferred Shares (issued and held in treasury: 388,571)	389	389
Series D Preferred Shares (issued and outstanding: 16,000)	400,000	400,000
Series E Preferred Shares (issued and outstanding: 4,400)	110,000	110,000
Treasury shares, at cost (Series C Preferred Shares: 388,571)	(421,559)	(421,559)
Joint Share Ownership Plan (voting ordinary shares, held in trust: 565,630)	(566)	(566)
Additional paid-in capital	1,835,231	1,835,231
Accumulated other comprehensive income	33,077	33,077
Retained earnings	5,208,565	5,208,565
Total Enstar Group Limited Shareholders’ Equity	7,187,308	7,187,308
Noncontrolling interest	12,635	12,635
Total Shareholders’ Equity	7,199,943	7,199,943

Total Capitalization	$8,564,155	$

(1)The as-adjusted column assumes $ million of the net proceeds from this offering will be used to purchase approximately $ million aggregate principal amount of the outstanding 2022 Senior Notes, assuming fifty percent (50%) of the outstanding 2022 Senior Notes are validly tendered and accepted for purchase in the tender offer. The foregoing assumption, for ease of presentation, does not reflect the amount of the premium to be paid in the tender offer to purchase such debt. The amount of cash needed to purchase the 2022 Senior Notes purchased in the tender offer will depend upon a number of factors, including the principal amount tendered in the tender offer, the reference rate used to determine the amount paid (including premium) for such securities and the settlement date of the tender offer.
(2)Subsequent to June 30, 2021, we borrowed an additional $300.0 million under our revolving credit facility.
(3)Reflects the amount set forth on our consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of June 30, 2021 was $350 million.

(4)Reflects the amount set forth on our consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of June 30, 2021 was $500 million.
(5)Reflects the amount set forth on our consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of June 30, 2021 was $350 million.
(6)Reflects the amount net of estimated capitalized debt issuance costs. The aggregate principal amount of the Notes offered hereby is $ million.
(7)Subsequent to June 30, 2021, we repurchased 1,747,840 voting ordinary shares, 1,496,321 non-voting convertible ordinary Series C shares and 505,239 non-voting convertible ordinary Series E shares from funds managed by the Hillhouse Group for an aggregate purchase price of $879.3 million. We also repurchased 45,311 voting ordinary shares subsequent to June 30, 2021 pursuant to our share repurchase program.

DESCRIPTION OF OTHER INDEBTEDNESS
4.950% Senior Notes due 2029
On May 28, 2019, we issued an aggregate principal amount of $500.0 million of 4.950% Senior Notes due 2029 (the “2029 Senior Notes”). The interest rate of the 2029 Senior Notes is 4.950% per annum, payable semi-annually. The 2029 Senior Notes mature on June 1, 2029. The indenture governing the 2029 Senior Notes (the “2029 Notes Indenture”) includes covenants that limit our and our significant subsidiaries’ ability to grant liens on the capital stock or indebtedness of our significant subsidiaries. As of June 30, 2021, we were in compliance with all of our covenants under the 2029 Notes Indenture. The 2029 Senior Notes are unsecured and unsubordinated obligations that rank equal to any of our other unsecured and unsubordinated obligations, senior to any future obligations that are expressly subordinated to the 2029 Senior Notes, effectively subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and contractually subordinate to all liabilities of our subsidiaries.
The 2029 Senior Notes are redeemable, in whole or in part, at our option on a make-whole basis at any time prior to the date that is three months prior to the maturity of the 2029 Senior Notes. On or after the date that is three months prior to the maturity of the 2029 Senior Notes, or at any time following a Tax Event (as defined in the 2029 Notes Indenture), the 2029 Senior Notes are redeemable at a redemption price equal to 100% of the principal amount of the 2029 Senior Notes to be redeemed. However, (i) we may not redeem the 2029 Senior Notes at any time prior to May 28, 2022 without BMA Approval (as defined in the 2029 Notes Indenture), and (ii) we may not redeem the 2029 Senior Notes at any time prior to their maturity if the Enhanced Capital Requirement (as defined in the 2029 Notes Indenture) would be breached immediately before or after giving effect to the redemption of such 2029 Senior Notes, unless, in the case of each of clauses (i) and (ii), we replace the capital represented by the 2029 Senior Notes to be redeemed with capital having equal or better capital treatment as the 2029 Senior Notes under the Group Supervision Rules (as defined in the 2029 Notes Indenture).
4.500% Senior Notes due 2022
On March 10, 2017, we issued an aggregate principal amount of $350.0 million of the 2022 Senior Notes. The interest rate of the 2022 Senior Notes is 4.500% per annum, payable semi-annually. The 2022 Senior Notes mature on March 10, 2022. The indenture governing the 2022 Senior Notes (the “2022 Notes Indenture”) includes covenants that limit our and our significant subsidiaries’ ability to grant liens on the capital stock or indebtedness of our significant subsidiaries. As of June 30, 2021, we were in compliance with all of our covenants under the 2022 Notes Indenture. The 2022 Senior Notes are unsecured and unsubordinated obligations that rank equal to any of our other unsecured and unsubordinated obligations, senior to any future obligations that are expressly subordinated to the 2022 Senior Notes, effectively subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinate to all liabilities of our subsidiaries.
The 2022 Senior Notes are redeemable, in whole and not in part, at our option only upon the occurrence of certain specified events: (i) prior to the date that is one month prior to the maturity of the 2022 Senior Notes, on a make-whole basis following a Rating Methodology Event (as defined in the 2022 Notes Indenture); (ii) on or after the date that is one month prior to the maturity of the 2022 Senior Notes, at a redemption price equal to 100% of the principal amount of the 2022 Senior Notes to be redeemed following a Rating Methodology Event or a Regulatory Event (each as defined in the 2022 Notes Indenture); and (iii) following a Tax Event (as defined in the 2022 Notes Indenture) at a redemption price equal to 100% of the principal amount of the 2022 Senior Notes to be redeemed. However, we may only exercise our optional redemption right if (i) the redemption would not result in, or accelerate, our insolvency, (ii) we maintain certain capital and surplus requirements, and (iii) the BMA has given, and not withdrawn, its consent to the redemption, but only if such consent is required to qualify the 2022 Senior Notes as Tier 3 Ancillary Capital under the Group Supervision Rules (as defined in the 2022 Notes Indenture). As described under “Prospectus Supplement Summary—Concurrent Tender Offer,” we are conducting a tender offer for the 2022 Senior Notes.

Enstar Finance Junior Subordinated Notes
On August 26, 2020, our indirect, wholly owned subsidiary, Enstar Finance LLC (“Enstar Finance”), issued an aggregate principal amount of $350.0 million of 5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040 (the “Junior Subordinated Notes”) pursuant to an indenture dated August 26, 2020 (the “Junior Subordinated Notes Indenture”). The Junior Subordinated Notes were issued by Enstar Finance and are fully and unconditionally guaranteed, on a junior subordinated basis, by Enstar Group Limited.

The Junior Subordinated Notes bear interest (i) during the initial five-year period ending August 30, 2025 at a fixed rate per annum of 5.750% and (ii) during each five-year reset period thereafter beginning September 1, 2025, at a fixed rate per annum equal to the Five-Year Treasury Rate (as defined in the Junior Subordinated Notes Indenture) calculated as of two business days prior to the beginning of such five-year period plus 5.468%. Interest is paid on March 1 and September 1 of each year. If, as of any interest payment date, a Mandatory Deferral Event (as defined below) has occurred and is continuing, we will be required to defer payment of all (and not less than all) of the interest accrued on the Junior Subordinated Notes as of such interest payment date. A “Mandatory Deferral Event” will be deemed to have occurred if Enstar Group Limited or all of its subsidiaries that are regulated insurance or reinsurance companies (or part of such regulatory group) are in breach of the enhanced capital and surplus requirements under applicable insurance supervisory laws, or would breach such enhanced capital requirement if payment of accrued and unpaid interest on the Junior Subordinated Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that rank equally in right of payment with the Junior Subordinated Notes, were made.
The Junior Subordinated Notes are scheduled to mature on September 1, 2040, if, on such date, certain redemption requirements are satisfied, or otherwise, following such scheduled maturity date, the earlier of (a) the date falling ten business days after the redemption requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a winding-up of Enstar Group Limited or Enstar Finance occurs.
The Junior Subordinated Notes are redeemable at Enstar Finance’s option, in whole or in part:
•At any time during any Par Call Period, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Notes to be redeemed, plus accrued and unpaid interest, if any, on such Junior Subordinated Notes to, but excluding, such redemption date. A “Par Call Period” means the six-month period from, and including, September 1 of each year in which there is a Reset Date to, and including, March 1 of the following year. A “Reset Date” means September 1, 2025 and each date falling on the fifth anniversary of the preceding Reset Date.
•At any time other than during a Par Call Period, at a redemption price equal to the principal amount of the Junior Subordinated Notes to be redeemed, plus a “make-whole” premium calculated to the next Reset Date following such redemption date, plus accrued and unpaid interest, if any, on such Junior Subordinated Notes to, but excluding, such redemption date.
•At any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Junior Subordinated Notes to, but excluding, such redemption date, within 90 days of the date on which Enstar Finance has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Junior Subordinated Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Junior Subordinated Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Junior Subordinated Notes, a Capital Disqualification Event (as defined in the Junior Subordinated Notes Indenture) has occurred.
•At any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, on such Junior Subordinated Notes to, but excluding, such redemption date, within 90 days after the occurrence of a Rating Agency Event (as defined in the Junior Subordinated Notes Indenture).
•At any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Junior Subordinated Notes to, but excluding, such redemption date, after the occurrence of a Tax Event (as defined in the Junior Subordinated Notes Indenture).
Notwithstanding the foregoing, (i) prior to September 1, 2025, the Junior Subordinated Notes may be redeemed only with BMA Approval (as defined in the Junior Subordinated Notes Indenture), and (ii) the Junior Subordinated Notes may not be redeemed at any time or repaid prior to the Final Maturity Date (as defined in the Junior Subordinated Notes Indenture) if the Enhanced Capital Requirement (as defined in the Junior Subordinated Notes Indenture) would be breached immediately before or after giving effect to such redemption or repayment of the Junior Subordinated Notes, unless, in the case of each of clauses (i) and (ii), Enstar Group Limited, Enstar Finance or another subsidiary of Enstar Group Limited replaces the capital represented by the Junior Subordinated

Notes to be redeemed or repaid with capital having equal or better capital treatment as the Junior Subordinated Notes under the Group Rules (as defined in the Junior Subordinated Notes Indenture).
Revolving Credit Facility
On August 16, 2018, we and certain of our subsidiaries, as borrowers and guarantors, entered into a five-year unsecured $600.0 million revolving credit agreement. The revolving credit agreement expires in August 2023, and we may request additional commitments under the facility up to an additional $400.0 million, which the existing lenders in their discretion or new lenders may provide, in each case subject to the terms of the revolving credit agreement. As of June 30, 2021, we had not requested any additional commitments under the revolving credit facility.

As of June 30, 2021, we were permitted to borrow up to an aggregate of $600.0 million under the facility. As of June 30, 2021, we had approximately $175.0 million drawn and $425.0 million of available unutilized capacity under the facility. Subsequent to June 30, 2021, we borrowed an additional $300.0 million, decreasing the unutilized capacity under the facility to $125.0 million.

We pay interest on loans borrowed under the facility at a per annum rate comprising a reference rate determined based on the type of loan we borrow plus a margin based on our long term senior unsecured debt ratings. The applicable reference rate is adjusted base rate for base rate loans and adjusted LIBOR for LIBOR loans. The applicable margin varies based upon changes to our long term senior unsecured debt ratings assigned by S&P or Fitch. We pay interest quarterly for base rate loans and as frequently as monthly for LIBOR loans, depending on the applicable interest period. We also pay a commitment fee based on the average daily unutilized capacity under the facility. The interest rate of the revolving credit facility was 1.72% as of June 30, 2021. During the existence of an event of default, the interest rate may increase and the agent may, and at the request of the required lenders must, cancel lender commitments and demand early repayment.

Financial and business covenants imposed on us in relation to the revolving credit facility include certain limitations on mergers and consolidations, acquisitions, amalgamations, and sales of substantially all assets, incurring indebtedness and providing guarantees, dispositions of stock and other assets, paying dividends and repurchasing stock, making investments, entering into transactions with affiliates and incurring liens. Generally, the financial covenants require us to maintain a gearing ratio of consolidated indebtedness to total capitalization of not greater than 0.35 to 1.0 and to maintain a consolidated net worth of not less than the aggregate of (i) $2.3 billion, (ii) 50% of net income available for distribution to our ordinary shareholders at any time after August 16, 2018, and (iii) 50% of the proceeds of any common stock issuance made after August 16, 2018. In addition, we must maintain eligible capital in excess of the enhanced capital requirement imposed on us by the BMA pursuant to the Bermuda Insurance (Group Supervision) Rules 2011. We are in compliance with the covenants of the revolving credit agreement.
Letter of Credit and Deposit Facilities

We utilize unsecured and secured letters of credit and a deposit facility to support certain of our (re)insurance performance obligations.

$275.0 million Funds at Lloyd's Letter of Credit Facility

We use letters of credit under this unsecured facility to satisfy a portion of our Funds at Lloyd's requirements. We may request additional commitments of up to $75.0 million under this facility, and letters of credit issued under this facility will expire at the end of 2025. As of June 30, 2021, our combined Funds at Lloyd's comprised cash and investments of $581.0 million (including $89.8 million provided under the Funds at Llyod’s Deposit Facility discussed below) and unsecured letters of credit of $210.0 million.

$250.0 million Letter of Credit Facility

On June 3, 2021, we entered into an uncommitted unsecured letter of credit facility, and on June 4, 2021, we procured the issuance of a $250.0 million letter of credit thereunder. We use the letter of credit issued under this facility to provide collateral support for certain reinsurance obligations of our subsidiaries. As of June 30, 2021, the aggregate amount of letters of credit issued under this facility was $250.0 million.

$100.0 million Letter of Credit Facility

On May 24, 2021, we entered into an uncommitted unsecured letter of credit facility and procured the issuance of a $100.0 million letter of credit thereunder. We use the letter of credit issued under this facility to provide collateral support for certain reinsurance obligations of our subsidiaries. As of June 30, 2021, the aggregate amount of letters of credit issued under this facility was $100.0 million.

$90.0 million Funds at Lloyd’s Deposit Facility

On May 6, 2021, we entered into an unsecured $90.0 million Funds at Lloyd's Deposit Facility. We use this facility to satisfy a portion of our Funds at Lloyd’s requirements. Under this facility, a third-party lender deposits a requested market valuation amount of eligible securities into Lloyd’s on behalf of our Lloyd’s corporate member. We may request additional commitments under this facility in an aggregate amount not to exceed $10.0 million, and this facility is scheduled to expire on May 6, 2023. As of June 30, 2021 the aggregate amount requested as deposits under this facility was $90.0 million.

$120.0 million Letter of Credit Facility

We use this unsecured facility to provide collateral support for certain reinsurance obligations of our subsidiaries. We may request additional commitments under this facility in an aggregate amount not to exceed $60.0 million, which the existing lender in its discretion or new lenders may provide, in each case subject to the terms of the agreement. As of June 30, 2021, the aggregate amount of letters of credit issued under this facility was $115.7 million.

$800.0 million Syndicated Letter of Credit Facility

We use this unsecured facility to collateralize certain reinsurance obligations. As of June 30, 2021, the aggregate amount of letters of credit issued under this facility was $566.6 million.

$65.0 million Letter of Credit Facility

We use this secured facility to collateralize a portion of our reinsurance obligations relating to our novation transaction with Hannover Re, which we completed on August 6, 2020. As of June 30, 2021, the aggregate amount of letters of credit issued under this facility was $61.0 million.

We also utilize unsecured letters of credit to support the regulatory capital requirements of certain of our subsidiaries.

$100.0 million Bermuda Letter of Credit Facility

The letter of credit issued under this unsecured facility qualifies as eligible capital for one of our Bermuda regulated subsidiaries. As of June 30, 2021, the aggregate amount of letters of credit under this facility was $100.0 million.

GBP £32.0 million United Kingdom Letter of Credit Facility

The letter of credit issued under this unsecured facility qualifies as Ancillary Own Funds capital for one of our U.K. regulated subsidiaries. As of June 30, 2021, the aggregate amount of letters of credit under this facility was $44.2 million.

DESCRIPTION OF THE NOTES
We will issue the Notes under an indenture, dated as of March 10, 2017, between Enstar Group Limited, as issuer, and The Bank of New York Mellon, as trustee, as supplemented by a fourth supplemental indenture, to be dated as of , 2021 (such indenture as so supplemented, the “indenture”). This description of the Notes supplements, and to the extent inconsistent therewith replaces, the section entitled “Description of Enstar Group Limited Debt Securities” in the accompanying prospectus.
The description of the Notes in this prospectus supplement and the accompanying prospectus is a summary only, is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the Notes. We urge you to read the indenture and the Notes because they define your rights as a holder of Notes. A copy of the indenture, including the form of the Notes, is available without charge upon request to us at the address provided under “Where You Can Find More Information.” Capitalized terms used in this “Description of the Notes” that are not defined in this prospectus supplement have the meanings given to them in the indenture.
As used in this description of the Notes, “we,” “us,” “our,” the “Company” and “Enstar Group Limited” refer only to Enstar Group Limited and do not include any current or future subsidiaries of Enstar Group Limited.
General
We will issue the Notes as a new series of debt securities under the indenture initially in an aggregate principal amount of $ . We may, without the consent of the holders of the Notes, issue an unlimited principal amount of additional notes having identical terms as the Notes offered hereby other than issue date, issue price, the first interest payment date and first interest accrual date (the “additional Notes”) and which will be deemed to be in the same series as the Notes offered hereby. We will only be permitted to issue such additional Notes if, at the time of such issuance, no event of default has occurred and is continuing under the indenture with respect to the Notes. Any additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the holders of the Notes; provided that if any additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, they will be issued with a separate CUSIP number.
The trustee will initially act as our paying agent for the Notes. The Notes will be payable at the corporate trust office of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York. We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
The Notes will be issued only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
We do not intend to apply for listing of the Notes on any securities exchange.
Interest
The Notes will bear interest at a rate of % per year. We will pay interest on the Notes semi-annually in arrears on and of each year, beginning on , 2022. We will make each interest payment to the holders of record at the close of business on the immediately preceding and .
Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If an interest payment date for the Notes falls on a day that is not a business day, the interest payment date may be postponed to the next business day and no interest with respect to such interest payment shall accrue for the intervening period. If the maturity date of the Notes falls on a day that is not a business day, we may pay principal and accrued and unpaid interest on the Notes on the next business day, and no interest on that payment will accrue from and after the maturity date.
Maturity
Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date. The “Final Maturity Date”

means (i) , 20 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined in “—Conditions to Redemption and Repayment”) are satisfied, or (ii) otherwise, following the Scheduled Maturity Date, the earlier of (A) the date falling ten business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (B) the date on which a Winding-Up of Enstar Group Limited occurs.
For the avoidance of doubt, interest shall continue to accrue and be payable for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
The indenture will provide that if, with respect to the Notes:
(i)as of the Solvency Test Date (as defined herein) or any date thereafter and including on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, we (A) do not have sufficient capital to satisfy the Enhanced Capital Requirement (the “First ECR Condition”) or (B) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the Notes (the “Second ECR Condition” and, together with the First ECR Condition, each an “ECR Condition”), we will be required to promptly begin using Commercially Reasonable Efforts (as defined herein), subject to the existence of a Market Disruption Event (as defined herein), to raise proceeds from the issuance of Qualifying Securities (as defined herein) in an amount at least equal to the principal amount of the Notes due to be repaid (the “Replacement Capital Obligation”);
(ii)on or after the Solvency Test Date and prior to the Scheduled Maturity Date, we are unable to satisfy any ECR Condition, we shall, within 10 business days of the principal executive officer or the principal financial officer of the Company becoming aware of our inability to so satisfy such ECR Condition, notify the trustee in writing of such inability (and direct the trustee to transmit such notice to the holders of the Notes); provided, however, that we shall provide any such notice no later than the business day immediately preceding the Scheduled Maturity Date; and
(iii)the Scheduled Maturity Date and Final Maturity Date are not the same, after a Final Maturity Date has been established, then (A) we shall promptly notify the trustee in writing of such Final Maturity Date (and direct the trustee to transmit such notice to the holders of the Notes); and (B) if we will then be unable to satisfy any ECR Condition as of such Final Maturity Date, we shall, promptly after the principal executive officer or the principal financial officer of the Company becomes aware of our inability to so satisfy such ECR Condition, notify the trustee in writing of such inability (and direct the trustee to transmit such notice to the holders of the Notes); provided, however, that we shall provide any such notice no later than the business day immediately preceding such Final Maturity Date.
If a successful issuance of Qualifying Securities satisfying the Replacement Capital Obligation occurs after the Solvency Test Date, but prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable (an “RCO Satisfying Issuance”), then (i) such RCO Satisfying Issuance will constitute an issuance of replacement capital in satisfaction of the BMA Redemption Requirements for redemptions or repayments occurring prior to or on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, and (ii) we shall promptly notify the trustee of such RCO Satisfying Issuance in writing (and direct the trustee to transmit such notice to the holders of the Notes). Subject to the prior sentence, the Replacement Capital Obligation will continue to apply until the earliest of (i) an RCO Satisfying Issuance, (ii) the BMA Redemption Requirements being satisfied by means other than an RCO Satisfying Issuance; provided that, if the BMA Redemption Requirements cease to be satisfied prior to the Final Maturity Date, the Replacement Capital Obligation will be reinstated or (iii) the occurrence of an event of default. Accordingly, the Replacement Capital Obligation will cease to apply if we are able to restore our compliance with the Enhanced Capital Requirement, after giving effect to repayment of the Notes, by a means other than the issuance of Qualifying Securities or with an issuance of Qualifying Securities that is less than the principal amount of the Notes, subject to the reinstatement of the Replacement Capital Obligation as described in the preceding sentence.
Although our failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Securities to satisfy the Replacement Capital Obligation, subject to the existence of a Market Disruption Event, would constitute a breach of a covenant under the indenture (a “Replacement Capital Obligation Default”), it will not in any case constitute a default or an event of default under the indenture or give rise to a right of acceleration of payment of the Notes or any other remedy under the terms of the indenture or the Notes. The sole remedy for a breach of such covenant is for the trustee (at the direction of the required holders) or the holders of at least 25% in aggregate principal amount of the Notes (provided that no holder of the Notes may pursue any such remedy under the indenture unless the trustee will have failed to act after, among other things, notice of a breach of such covenant and request by holders of at least 25% in principal amount of the Notes have requested the trustee to bring suit and offered to the trustee indemnity reasonably satisfactory to it) to bring suit for specific performance of our obligations with respect to such covenant to use such Commercially Reasonable Efforts with respect to the Replacement Capital Obligation.
For the avoidance of doubt, the Replacement Capital Obligation will not apply at any time while the Enhanced Capital Requirement is satisfied, and if we would continue to satisfy the Enhanced Capital Requirement after giving effect to a redemption or repayment of the Notes on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable.
As used herein:
“Commercially Reasonable Efforts” means commercially reasonable efforts consistent with the efforts of a comparable third party in our industry operating under similar circumstances in carrying out of obligations to complete the offer and sale of Qualifying Securities, subject to the existence of a Market Disruption Event, in an amount necessary to satisfy the Replacement Capital Obligation, to third parties that are not our subsidiaries in either public offerings or private placements.
“Qualifying Securities” means any securities (other than our common shares, rights to purchase our common shares and securities convertible into or exchangeable for our common shares, such as preference shares that are convertible into our common shares) having equal or better capital treatment as the capital represented by the Notes under the Group Rules (as defined herein).
“Solvency Test Date” means , 20 (the date that is six months prior to the Scheduled Maturity Date).
“Winding-Up” will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the holders of a majority in aggregate principal amount of the outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.
For the definition of “ECR,” see “—Redemption—General” below, and for the definition of “BMA Redemption Requirements,” see “—Conditions to Redemption and Repayment” below.
Market Disruption Event
A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
•trading in securities generally (or in our common shares, preference shares or other securities specifically) on the New York Stock Exchange, any other U.S. national or international securities exchange or over-the-counter market on which our common shares and/or preference shares and/or other securities are then listed or traded shall have been suspended or settlement on any such exchange generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;
•we would be required to obtain the consent or approval of our common or preference shareholders (to the extent required) or of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Securities in order to satisfy the Replacement Capital Obligation, and that consent or approval has not yet been obtained notwithstanding our Commercially Reasonable Efforts to obtain that consent or approval;
•a banking moratorium shall have been declared by the federal or state authorities of Bermuda, the United Kingdom, the United States and/or any member state of the European Economic Area (“EEA”) and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
•a material disruption shall have occurred in commercial banking or securities settlement or clearance services in Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
•Bermuda, the United Kingdom, the United States, and/or any member state of the EEA shall have become engaged in hostilities, there shall have been an escalation in hostilities involving Bermuda, the United Kingdom, the United States, and/or any member state of the EEA, there shall have been a declaration of a national emergency or war by Bermuda, the United Kingdom, the United States, and/or any member state of the EEA or there shall have occurred any other national or international calamity or crisis (including any pandemic or epidemic) and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
•there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, currency exchange rates or exchange controls, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
•an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (i) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have an adverse effect on our business in any material respect, (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede, delay or otherwise negatively affect our ability to consummate that transaction or (iii) the event relates to a previously undisclosed material (re)insurance loss and the disclosure of that event at such time, in our reasonable judgment, is impeded by the current nature of such event and the extent of losses remain under consideration by our management pending further information from brokers, cedants or insureds; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or
•we reasonably believe that the offering document for the offer and the sale of Qualifying Securities would not be in compliance with a rule or regulation of the SEC or any other securities regulatory authority or exchange to which we are subject (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.
If we are subject to a Replacement Capital Obligation, we may provide written certification to the trustee (and direct the trustee to transmit such notice to the holders of the Notes) within ten (10) business days of the later of (i) the occurrence of a Market Disruption Event or (ii) the beginning of the period of the Replacement Capital Obligation (if such Market Disruption Event occurred prior to the Replacement Capital Obligation period beginning and is continuing) certifying that a Market Disruption Event has occurred and is continuing. If such notice is provided we will be excused from our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation for an initial suspension period of 90 consecutive days following such certification. We may extend a suspension period by providing written certification to the trustee (and directing the trustee to transmit such notice to the holders of the Notes) on or prior to the expiration of such suspension period, certifying that the applicable Market Disruption Event is continuing, in which case, our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation will be excused for an additional 60 consecutive days following such further certification. Following the expiration of the applicable suspension period, our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation shall be reinstated. Our ability to initiate or extend a suspension period in connection with a Market Disruption Event will also be subject to the limits on suspension periods provided for in the definition of Market Disruption Event (if applicable). Notwithstanding the foregoing time limitations as to suspension in connection with a particular Market Disruption Event, the suspension of our obligations pursuant to the foregoing shall not prohibit the further suspension of obligations in connection with, and we shall be entitled to provide separate notices with respect to, any separate and distinct Market Disruption Event(s). In addition, for the avoidance of doubt, we shall not be prohibited during any suspension of the requirements to use Commercially Reasonable Efforts during a Market Disruption Event from issuing any Qualifying Securities.
For the avoidance of doubt, the trustee shall have no responsibility to make any determinations or calculations under the Indenture; nor shall it be charged with monitoring or knowledge of (i) the Replacement Capital Obligation or any terms thereof, which collectively shall be our responsibility, (ii) the occurrence or continuation of any Replacement Capital Obligation Default, which shall be made by the holders of the Notes, (iii) whether Commercially Reasonable Efforts have been made, (iv) whether the conditions to redemption and repayment have been satisfied, (v) whether the BMA Redemption Requirements have been satisfied, (vi) whether a Market Disruption Event has occurred, (vii) whether the Final Maturity Date has occurred, or (viii) whether an ECR Condition has been met.
Ranking
The Notes will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future unsecured unsubordinated indebtedness. The Notes will rank senior in right of payment to our guarantee of the Junior Subordinated Notes and any future subordinated indebtedness we incur.
In addition, the Notes will be contractually subordinated in right of payment to all obligations of our subsidiaries (other than our finance subsidiary Enstar Finance LLC) including all existing and future policyholder obligations of our subsidiaries. Further, holders of the Notes will have a junior position to claims of creditors against our subsidiaries, including insurance and reinsurance policyholders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of the applicable subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us. After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of June 30, 2021, our total consolidated indebtedness would have been approximately $ million, none of which was secured. Of such amount, $ million was debt of Enstar Group Limited, including $ million of debt under our revolving credit facility, the obligations of which are guaranteed by certain of our subsidiaries. Subsequent to June 30, 2021, we borrowed an additional $300.0 million under our revolving credit facility. As of June 30, 2021, the total liabilities of our subsidiaries (excluding intercompany obligations) were $16,370.2 million, including $495.0 million of outstanding indebtedness. In addition, as of June 30, 2021, our subsidiaries had $1,447.5 million face amount of letters of credit outstanding under letter of credit facilities that have been guaranteed by us and we anticipate providing guarantees for additional letters of credit to be posted by our subsidiaries in connection with certain of their reinsurance transactions.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the Notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to us. Therefore, we may not have sufficient assets or funds to repay principal and interest on the Notes. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to insurance laws and regulations that, among other things, require those companies to maintain certain levels of capital and surplus, and further restrict the amount of dividends and other distributions that may be paid to us. These restrictions can include obtaining prior approval of insurance regulators having jurisdiction over our insurance subsidiaries before an insurance subsidiary can pay dividends or distributions to us. The rights of our creditors (including the holders of the Notes) to participate in distributions on equity interests owned by us in certain of our subsidiaries, including our insurance subsidiaries, may be materially adversely affected if we are unable to receive sufficient dividends or distributions from our direct and indirect subsidiaries.
In accordance with the Group Supervision Rules, the Notes will be unencumbered and do not give rise to a right of set-off against the claims and obligations of Enstar or any insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that (i) no security or encumbrance of any kind is, or will at any time be, provided by Enstar or any of its affiliates to secure the rights of holders of the Notes and (ii) the Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of Enstar or its regulated operating subsidiaries to any person in whose names the Notes are registered or any creditor of Enstar or its regulated operating subsidiaries.

Redemption
Optional Redemption
We may, at our option, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” redeem the Notes, at any time or from time to time, either in whole or in part. At any time prior to , 20 (the date that is six months prior to the Scheduled Maturity Date) (the "Par Call Date"), we may redeem the Notes at a redemption price equal to the greater of:
•100% of the principal amount of the Notes to be redeemed; and
•as determined by the Independent Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed (excluding interest accrued to the redemption date and assuming the Notes mature on the Par Call Date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus basis points.
The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. On or after the Par Call Date, the redemption price will be 100% of the principal amount of the Notes to be redeemed.
In all cases, we will also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date.
Redemption for Tax Purposes
We may, at our option, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” redeem the Notes, at any time, in whole but not in part, following the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date.
General
As used herein:
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to Enstar Group Limited or the Insurance Group, and which shall initially mean the Group Supervision Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate Enstar Group Limited or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate Enstar Group Limited or the Insurance Group, as the context requires, a regulator that administers the Applicable Supervisory Regulations.
“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such Notes.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities of comparable maturity to the remaining term of the Notes (assuming for this purpose that the Notes mature on the Par Call Date).
“Comparable Treasury Price” means, with respect to any redemption date:
•the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or
•if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act from time to time, or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to Enstar Group Limited or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” means all subsidiaries of Enstar Group Limited that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations. For the avoidance of doubt, Insurance Group refers to all such regulated insurance or reinsurance subsidiaries or other entities, on a collective basis, of which the BMA is the group supervisor.
“Reference Treasury Dealer” means (i) each of Wells Fargo Securities, LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc. or their affiliates that are primary U.S. government securities dealers and their respective successors, unless any of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer and (ii) two other Primary Treasury Dealers that we select.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.
“Tier 3 Capital” means “Tier 3 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 3 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).
“Tax Event” means, with respect to the Notes, if at any time we receive an opinion of counsel that as a result of (i) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (ii) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to us, or a decision rendered by a court of competent jurisdiction in a taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the Notes as provided in “—Payment of Additional Amounts,” and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
We will provide notice of any redemption in the manner provided in the indenture at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. The notice of redemption to each holder will specify, among other items, the redemption price (or the method for determination thereof).
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the depositary, in the case of global notes, or, otherwise, by lot, pro rata or other such method.
If any Note is to be redeemed in part only, the notice of redemption that relates to that note must state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued (or transferred through a book-entry system) in the name of the holder thereof upon cancellation of the original note. No Notes of $2,000 or less will be redeemed in part.
Mandatory Redemption; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. We or our affiliates may at any time and from time to time purchase Notes in the open market or otherwise, subject to the BMA Redemption Requirements.
Conditions to Redemption and Repayment
Notwithstanding anything to the contrary set forth herein, (i) prior to , 2025, the Notes may be redeemed only with BMA Approval, and (ii) the Notes may not be redeemed at any time or repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless, in the case of each of clauses (i) and (ii) we or a subsidiary of ours replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules, provided that if under Applicable Supervisory Regulations no such consent is required at the time in order for the Notes to qualify, or continue to qualify, as applicable, as Tier 3 Capital of the Company or the Insurance Group, clause (i) shall not apply (collectively, the “BMA Redemption Requirements”).
In the event that the Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Notes will continue to accrue and be paid on each interest payment date until the first date on which final payment on the Notes may be made, at which time the Notes will become due and payable, and will be finally repaid at the principal amount of the Notes, together with any accrued and unpaid interest.
Notwithstanding any provision of the Notes or the indenture, in the event of non-payment on a scheduled redemption date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements, the Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an event of default under the indenture or the Notes nor a default of any kind with respect to the Notes, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
Certain Covenants
In addition to the covenants set forth in the prospectus under the section titled "Description of Enstar Group Limited Debt Securities," the indenture will contain the following principal covenants:
Limitation on Liens on Stock of Significant Subsidiaries
We will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien, on any shares of capital stock of any significant subsidiary.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:
•the principal of and any premium and interest on (i) indebtedness of such person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
•all capitalized lease obligations of such person;

•all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
•all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
•all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
•all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of value of such property or assets or the amount of the obligation so secured; and
•any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Events of Default
The following events will constitute an event of default under the indenture with respect to the Notes:
•a default in payment of principal or any premium when due, other than if we are required to postpone payment due to failure to satisfy the BMA Redemption Requirements;
•a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days;
•a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days’ written notice of the failure; provided, however, notwithstanding the foregoing, our failure to use Commercially Reasonable Efforts or to otherwise satisfy the Replacement Capital Obligation shall in no case be a “default” or an “event of default” and shall not allow any acceleration or any other similar remedy with respect to the Notes; provided further that the only remedy for a breach of such covenant shall be an action for specific performance with respect to such covenant to use Commercially Reasonable Efforts with respect to the Replacement Capital Obligation;
•default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $100,000,000 in aggregate principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and
•certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the Notes shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above, subject to the limitations with respect to the Replacement Capital Obligation described above, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal and accrued interest of the Notes to be due and payable immediately. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the Notes.
An event of default may be waived by the holders of a majority in principal amount of the Notes at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

•we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and
•all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indenture, however, the holders of a majority in aggregate principal amount of the Notes may waive past defaults under the indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the Notes. Further, at any time after a Replacement Capital Obligation Default has occurred and is continuing, the holders of a majority in aggregate principal amount of the Notes may, on behalf of the holders of all Notes, waive any such Replacement Capital Obligation Default and its consequences with respect to the Notes.
The indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the holders of the Notes for any actions taken by the trustee at the request of the holders of the Notes. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indenture, the indenture provides that the holders of a majority of the aggregate principal amount of the Notes may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.
The indenture provides that no holders of the Notes may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:
•such holder previously gave written notice of the continuing default to the trustee;
•the holders of at least 25% in aggregate principal amount of the outstanding Notes asked the trustee to institute the action and offered to the trustee indemnity reasonably satisfactory to the trustee for doing so;
•the trustee did not institute the action within 60 days of the request and offer of indemnity; and
•no direction inconsistent with such request has been given to the trustee by the holders of a majority in aggregate principal amount of the outstanding Notes.
The indenture provides that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Enstar Group Limited is otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the Notes is made (a “taxing jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
(2)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4)any withholding or deduction imposed on or in respect of any Notes pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(5)any combination of items (1), (2) (3) and (4).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Notes.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the Notes, the indenture, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Discharge, Defeasance and Covenant Defeasance
The discharge, defeasance and covenant defeasance provisions described in the accompanying prospectus under “Description of Enstar Group Limited Debt Securities—Terms and Conditions of the Series of Debt Securities—Discharge, Defeasance and Covenant Defeasance” will apply to the Notes.
Modification of the Indenture
Changes Not Requiring Holder Approval. The indenture provides that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of the Notes to:
•evidence a successor person’s assumption of our obligations under the indenture and the Notes;
•add covenants or other provisions that protect holders of the Notes;
•cure any ambiguity or inconsistency in the indenture, or between the indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indenture, provided that such correction does not materially adversely affect the holders of the Notes;

•establish the forms or terms of other series of debt securities permitted by the indenture;
•evidence a successor trustee’s acceptance of appointment; or
•make any other change that does not materially and adversely affect the interests of the holders of the Notes.
Changes Requiring a Majority Vote. The indenture also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes to change, in any manner, the indenture and the rights of the holders of the Notes, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected Note is required for changes that:
•extend the stated maturity of, or reduce the principal of any Note;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable upon redemption;
•change the currency in which the principal, any premium or interest is payable;
•reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
•impair the right to institute a suit for the enforcement of any payment on any Note when due; or
•reduce the percentage of principal amount of the Notes required to approve changes to the indenture.
In addition, no modification or amendment may, without the consent of each holder of an affected Note and the BMA, change the stated maturity of, the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any of the Notes.
Book-Entry System
We will issue the Notes in the form of one or more permanent global notes in definitive, fully registered form. The global note will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.
Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global note will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.
Investors may elect to hold beneficial interests in the global notes through either DTC, or Euroclear or Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global note, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global note held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book‑entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC agrees with and represents to its participants that it will administer its book‑entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book‑entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.
Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions with respect to the Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear holds securities and book‑entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book‑entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.
Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non‑participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book‑entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross‑market transfers between DTC’s participating organizations (the “DTC Participants”) on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross‑market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same‑day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global note from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of

DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
The information in this section concerning DTC, Euroclear and Clearstream and their book‑entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same‑Day Funds Settlement System.
Certificated Notes
We will issue certificated notes to each person that DTC identifies as a beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:
•DTC notifies us that it is no longer willing or able to continue as depositary for such global note or if DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and we have not appointed a successor depositary within 90 days of that notice; or
•we execute and deliver to the trustee an Issuer Order stating that such global note shall be so exchangeable.
Governing Law; Waiver of Jury Trial
The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the Notes or any transaction contemplated thereby.
Regarding the Trustee
The Bank of New York Mellon acts as trustee under the indenture. We and certain of our subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment-related services regularly offered by the trustee or its affiliates in the ordinary course of our business. The Bank of New York Mellon acts as trustee under the Junior Subordinated Notes Indenture.

MATERIAL TAX CONSIDERATIONS
Bermuda Taxation
Currently, there is no Bermuda withholding tax on interest paid by the Company. In addition, currently no Bermuda tax will be imposed upon a sale or other disposition of Notes by holders that are not ordinarily resident in Bermuda.
United States Taxation
The following is a description of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial authority, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the Notes and does not address certain tax rules that are generally assumed to be understood by investors. This summary is limited to beneficial owners that purchase Notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of the Notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and hold the Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).
This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, “controlled foreign corporations,” “passive foreign investment companies”, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the Notes as part of a “straddle”, “hedge,” “conversion” or other integrated transaction, taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, holders who tender 2022 Senior Notes as part of the tender offer and purchase notes pursuant to this offering and persons who have ceased to be citizens or residents of the United States. Further, it does not address:
•the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the Notes;
•the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the Notes; or
•any state, local or non-U.S. tax consequences of the purchase, ownership and sale of the Notes.
If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are a partnership considering an investment in the Notes (or if you are a partner in such a partnership), you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the Notes.
For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a Note and you are:
•an individual citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
For purposes of this summary, a non-U.S. holder is a beneficial owner of a Note that is not a U.S. holder and is not a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

This summary is not binding on the IRS. We have not sought, and do not plan to not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court.
This summary constitutes neither tax nor legal advice to any particular investor. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the Notes, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws and of any applicable income tax treaty.
Treatment of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. We believe that the Notes should be classified as indebtedness for U.S. federal income tax purposes and intend to so treat the Notes. There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes, and such treatment, if successfully asserted by the IRS, may have adverse U.S. federal income tax consequences to a holder of the Notes. By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness for U.S. federal income tax purposes, unless otherwise required by applicable law. You are urged to consult your own tax advisors regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.
Tax Consequences to U.S. Holders
This subsection describes certain U.S. federal income tax consequences to a U.S. holder.
Interest on the Notes
You will generally be required to include interest (including the amount of any taxes withheld from such stated interest, if any, and the amount of any additional amounts paid in respect of such withholding taxes, if any) on the Notes as ordinary income at the time the interest is received or accrued, according to your method of tax accounting. Interest on the Notes will be treated as foreign source income for U.S. federal income tax purposes and generally will be passive category income for U.S. foreign tax credit limitation purposes. The rules governing foreign tax credits are complex and, therefore, you should consult your own tax advisors regarding the availability of foreign tax credits in your particular circumstances.
Sale, Exchange or Repurchase of the Notes
You will generally recognize gain or loss upon a sale, exchange or repurchase of a Note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received (except to the extent attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in income) and (2) your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will equal the cost of the Note to you. Any gain or loss you recognize generally will be treated as U.S. source capital gain or loss and will be long-term gain or loss if your holding period has exceeded twelve months. A reduced tax rate may apply to individuals and other noncorporate U.S. holders with long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Medicare Tax on Investment Income
In addition to the ordinary U.S. federal income tax that will apply, a 3.8% Medicare tax applies to net investment income, including interest and capital gain, of certain U.S. individuals, estates, and trusts to the extent such income exceeds a specified threshold amount.
Information Reporting and Backup Withholding
Information reporting requirements may apply to the payment of interest on, and the proceeds from a sale of, a Note, unless you are an exempt recipient (such as a corporation). If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, backup withholding (currently at a rate of 24%) may be required from those payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Reporting Obligations with Respect to Non-U.S. Assets
U.S. holders should consider their potential obligation to file IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to the Notes. U.S. holders should consult with their tax advisors with respect to this or any other reporting requirement that may apply with respect to their acquisition and ownership of the Notes.
Tax Consequences to Non-U.S. Holders
Payments with Respect to the Notes
If you are a non-U.S. holder, all payments of principal or interest made to you on the Notes, and any gain realized on a sale, exchange or other taxable disposition of the Notes, will be exempt from U.S. federal withholding tax, unless:
•your holding of the Notes is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, such interest or gain is attributable to a permanent establishment in the United States); or
•in the case of gain on the disposition of a Note, you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.
If you are engaged in a trade or business in the United States and interest on a Note or gain recognized on the sale, exchange or other taxable disposition a Note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, such interest or gain is attributable to a permanent establishment in the United States), you will be subject to U.S. federal income tax on that interest or gain on a net income basis in the same manner as if you were a U.S. person (as defined under the Code). In addition, if you are a non-U.S. corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year that are effectively connected with your conduct of a trade or business in the United States, subject to certain adjustments. For this purpose, any interest or gain on the Notes will be included in your earnings and profits.
An individual non-U.S. holder who is present in the United States for 183 days or more in the taxable year of disposition of a Note, and that meets certain other conditions, will be subject to a flat 30% U.S. federal income tax (which rate may, however, be reduced under an applicable tax treaty) on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S. source capital losses, if any.
Information Reporting and Backup Withholding
In general, if your Notes are held through a non-U.S. (and not U.S. related) broker or financial institution, you will not be subject to information reporting and backup withholding with respect to payments that we make to you. Information reporting, and possibly backup withholding, may apply if you hold the Notes through a U.S. (or U.S. related) broker or financial institution unless you provide appropriate certification of your non-U.S. status to such broker or financial institution. In addition, you will not be subject to information reporting or backup withholding with respect to the proceeds of the sale of a Note within the United States or conducted through certain U.S.-related financial intermediaries if the payor receives appropriate documentation and does not have actual knowledge or reason to know that you are a U.S. person (as defined under the Code) or you otherwise establish an exemption. You should consult your own tax advisors concerning the application of the information reporting and backup withholding rules in your particular situation.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

UNDERWRITING (CONFLICTS OF INTEREST)
Wells Fargo Securities, LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Barclays Capital Inc.
HSBC Securities (USA) Inc.
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the Notes at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of % of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
We estimate that our expenses, not including the underwriting discount, in connection with this offering will be approximately $ million.
New Issue of Notes
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, they are under no obligation to do so and may cease any market-making at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active trading market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our financial performance or prospects, general economic conditions and other factors.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Conflicts of Interest
Affiliates of Wells Fargo Securities, LLC and Barclays Capital Inc. serve as joint lead arrangers, joint bookrunners and co-syndication agents under our revolving credit facility. In addition, affiliates of each of Wells Fargo Securities, LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc. serve as lenders under our revolving credit facility. Accordingly, these underwriters or their affiliates may receive a portion of the net proceeds from this offering through the repayment of borrowings under our revolving credit facility, if any.

Each underwriter that, together with its affiliates, receives 5% of more of the net proceeds of this offering would be deemed to have a “conflict of interest” under FINRA Rule 5121. As such, these underwriters will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the transaction from such account holder. Under FINRA Rule 5121, because the Notes offered hereby are “investment grade rated,” as defined in FINRA Rule 5121, it is not required that a “qualified independent underwriter” participate in the preparation of this prospectus supplement or the accompanying prospectus. Accordingly, there is no qualified independent underwriter for this offering.

Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriters and their respective affiliates have directly or indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services to us. They have received, or may in the future receive, customary fees and commissions for these transactions. See "—Conflicts of Interest," above.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In addition, Wells Fargo Securities, LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc., underwriters for this offering, are also acting as dealer managers in connection with the tender offer. We have agreed to reimburse the dealer managers for certain out-of-pocket expenses in connection with the tender offer.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of

Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the EUWA or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
None of the underwriters or any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in their possession for the purposes of issue, or will issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the Notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS
Certain legal matters relating to the Notes will be passed upon for us as to Bermuda law by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and as to U.S. law by Hogan Lovells US LLP. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Enstar Group Limited as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of InRe Fund, L.P. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020 have been incorporated by reference herein in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus supplement, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the Notes.
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus supplement is legally deemed to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement and the documents listed below. We incorporate the documents listed below:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021 and our Amendment No. 1 to such Annual Report on Form 10-K, filed with the SEC on June 30, 2021;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2021;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 7, 2021 and August 5, 2021, respectively;
•our Current Reports on Form 8-K, filed with the SEC on January 4, 2021, February 11, 2021, February 25, 2021, March 1, 2021 (other than that portion furnished under Item 7.01), April 6, 2021, April 9, 2021, May 21, 2021, June 11, 2021 (other than that portion furnished under Item 7.01), June 15, 2021, July 15, 2021, July 22, 2021, August 5, 2021 and August 13, 2021; and
•all future documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities being offered under this prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

PROSPECTUS
ENSTAR GROUP LIMITED
Ordinary Shares, Preference Shares, Depositary Shares, Debt Securities, Purchase Contracts and Units, Warrants, and Units

ENSTAR FINANCE LLC
Debt Securities, Fully and Unconditionally Guaranteed by Enstar Group Limited

Enstar Group Limited may from time to time offer and sell:
▪ordinary shares;
▪preference shares;
▪depositary shares representing ordinary shares or preference shares;
▪senior, subordinated or junior subordinated debt securities;
▪purchase contracts and units;
▪warrants to purchase ordinary shares, preference shares or debt securities; and
▪units, which may consist of any combination of the securities listed above.

Enstar Group Limited may sell any combination of these securities in one or more offerings.
Enstar Finance LLC is a Delaware limited liability company. Enstar Finance LLC may from time to time offer senior, subordinated or junior subordinated debt securities. Enstar Group Limited will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Enstar Finance LLC, as described in this prospectus and in an applicable prospectus supplement.
The specific terms of the securities and public offering prices will be provided in one or more supplements to this prospectus. We urge you to carefully read this prospectus and any applicable accompanying prospectus supplement, together with the documents we incorporate by reference herein and therein.
We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be described in the accompanying prospectus supplement.
Enstar Group Limited’s ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ESGR.”
Investing in these securities involves certain risks. You should carefully consider the risk factors on page 4 of this prospectus and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2020

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The terms “Enstar,” “we,” “us,” “our,” the “Company” or similar references refer to Enstar Group Limited and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The term “Enstar Finance” refers to Enstar Finance LLC. The term “securities” refers to any securities that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 filed by Enstar Group Limited and Enstar Finance with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (which term, for purposes of this prospectus, includes free-writing prospectuses) that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of those documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” before deciding to invest in any of the securities being offered.
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been, or will be, filed and included or incorporated by reference in the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our ordinary shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq).
The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following:
▪risks associated with implementing our business strategies and initiatives;
▪the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

▪risks relating to our acquisitions, including our ability to evaluate opportunities, successfully price acquisitions, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;
▪risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade or withdrawal, and cyclicality of demand and pricing in the insurance and reinsurance markets;
▪risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;
▪changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;
▪risks relating to the evolving COVID-19 global pandemic and the significant disruption and economic and financial turmoil that has taken place as a result of government measures to protect public health;
▪the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;
▪risks relating to the variability of statutory capital requirements and the risk that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;
▪risks relating to the availability and collectability of our reinsurance;
▪losses due to foreign currency exchange rate fluctuations;
▪increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;
▪emerging claim and coverage issues;
▪lengthy and unpredictable litigation affecting the assessment of losses and/or coverage issues;
▪loss of key personnel;
▪the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;
▪our ability to comply with covenants in our debt agreements;
▪changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;
▪operational risks, including system, data security or human failures and external hazards;
▪risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;
▪risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;
▪tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;
▪changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;
▪changes in Bermuda law or regulation or the political stability of Bermuda; and
▪changes in accounting policies or practices.

The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below. We undertake no obligation to publicly update or review any forward-looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

ENSTAR GROUP LIMITED
Enstar Group Limited is a leading global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Our core focus is acquiring and managing insurance and reinsurance companies and portfolios of insurance and reinsurance business in run-off. Since the formation of our Bermuda-based holding company in 2001, we have completed over 100 acquisitions or portfolio transfers. The substantial majority of our acquisitions have been in the non-life run-off business, which generally includes property and casualty, workers’ compensation, asbestos and environmental, construction defect, marine, aviation and transit, and other closed business. We manage our investment portfolio with the goal of achieving superior risk-adjusted returns, while growing profitability and generating long-term growth in shareholder value.
Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645.
ENSTAR FINANCE
Enstar Finance was formed in Delaware in 2020 as a limited liability company and is a direct wholly-owned subsidiary of Enstar USA, Inc. and an indirect wholly-owned subsidiary of Enstar Group Limited. Enstar Finance is a finance subsidiary without other material business activities. The principal executive offices of Enstar Finance are located at 411 Fifth Ave., 5th Floor, New York, NY 10016 and its telephone number is (212) 790-9700.
RISK FACTORS
Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes, including, but not limited to, repayment of borrowings, funding for acquisitions, working capital and other business opportunities. Until we use the net proceeds in the manner described above, we may temporarily use them to make cash and short duration fixed maturity investments.

GENERAL DESCRIPTION OF THE SECURITIES
Enstar Group Limited may from time to time offer under this prospectus, separately or together:
▪ordinary shares;
▪preference shares;
▪depositary shares representing ordinary shares or preference shares;
▪senior, subordinated or junior subordinated debt securities;
▪purchase contracts and units;
▪warrants to purchase ordinary shares, preference shares or debt securities; and
▪units, which may consist of any combination of the securities listed above.
Enstar Finance may from time to time offer under this prospectus senior, subordinated or junior subordinated debt securities. Enstar Group Limited will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Enstar Finance.
DESCRIPTION OF SHARE CAPITAL
Overview
Enstar Group Limited’s authorized share capital consists of: (i) 90,000,000 ordinary shares, par value $1.00 per share, (ii) 21,000,000 non-voting convertible ordinary shares, par value $1.00 per share, and (iii) 45,000,000 preference shares, par value $1.00 per share. As of June 30, 2020, there were (1) 18,634,717 voting ordinary shares issued and outstanding, (2) 2,599,672 Series C non-voting convertible ordinary shares issued and outstanding, (3) 910,010 Series E non-voting convertible ordinary shares issued and outstanding, (4) 388,571 Series C participating non-voting perpetual preferred shares issued and held in treasury, (5) 16,000 Series D participating non-voting perpetual preferred shares issued and outstanding and (6) 4,400 Series E participating non-voting perpetual preferred shares issued and outstanding.
All issued and outstanding shares are fully paid and nonassessable. Authorized but unissued preference shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of our board of directors without the approval of our shareholders, with such rights, preferences and limitations as the board may determine. The number of ordinary shares, non-voting convertible ordinary shares and preference shares outstanding from time to time is reported in our annual and quarterly filings with the SEC.
The following description of our share capital and the provisions of our memorandum of association, fifth amended and restated bye-laws and certificate of designations relating to the Series C, Series D and Series E preferred shares are only summaries of their material terms and the provisions relating to our share capital and are qualified by reference to the complete text of the memorandum of association, bye-laws and certificates of designations relating to the Series C, Series D and Series E preferred shares, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the memorandum of association, bye-laws or other exhibits, see “Where You Can Find More Information.”
Ordinary Shares
Holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of our ordinary shares are entitled to one vote per share on all matters submitted to a vote of shareholders.
Most matters to be approved by our shareholders require approval by a simple majority vote, subject to the limitation described below in “—Limitation on Voting Power of Shares.” Under the Bermuda Companies Act of 1981 (the “Companies Act”), the holders of at least 75% of our shares voting in person or by proxy at a meeting (including non-voting shares) generally must approve an amalgamation or merger with another company. In addition, the Companies Act provides that a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for any meeting of our shareholders is two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of our total issued voting shares.
Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. In accordance with the Companies Act, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.
In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably on a pari passu basis with the non-voting convertible ordinary shares and any participating shares in the surplus of our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares. Holders of ordinary shares are entitled to such dividends as our board of directors may from time to time declare on a pari passu basis with the non-voting convertible ordinary shares.
Non-Voting Convertible Ordinary Shares
Holders of our non-voting convertible ordinary shares have no pre-emptive, redemption or sinking fund rights and are generally entitled to enjoy all of the rights attaching to ordinary shares, but are not entitled to vote other than in certain limited situations, including the approval of an amalgamation or merger (see “—Ordinary Shares”).
Non-voting convertible ordinary shares are divided into three series: Series C, D, and E. As of June 30, 2020, only Series C and E were outstanding. The Series C shares were originally issued in connection with investment transactions in 2011. The Series C shares: (i) have all of the economic rights (including dividend rights) attaching to voting ordinary shares but are non-voting except in certain limited circumstances; (ii) may only vote on certain limited matters that would constitute a variation of class rights and as required under Bermuda law; and (iii) require the registered holders’ written consent in order to vary the rights of the shares in a significant and adverse manner.
Each Series C share and Series E share shall be automatically converted into one ordinary share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of our ordinary shares or our non-voting convertible ordinary shares after the date of the adoption of our bye-laws, only upon the transfer by the registered holder of such non-voting convertible ordinary share, whether or not for value, to a third party in a Widely Dispersed Offering. As used herein, “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting shares of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting shares of the Company without any transfer from the holder.
The Series D shares were created in connection with investment transactions in 2011, but no shares in this series are issued and outstanding.
Holders of the Series C shares have the right to convert such shares, on a share-for-share basis, subject to certain adjustments, into Series D shares at their option. There is no economic difference in Series C or D shares, but there are slight differences in the conversion rights and the limited voting rights of each series. The Series E shares have substantially the same rights as the Series C shares, except that (i) they are convertible only into voting ordinary shares and (ii) they may only vote as required under Bermuda law. The Series E shares include all other non-voting convertible ordinary shares authorized under our bye-laws but not classified as Series C or D non-voting convertible ordinary shares.
Preference Shares
Series C, D and E preference shares
As of June 30, 2020, our (i) Series C Participating Non-Voting Perpetual Preferred Stock (“Series C Preferred Shares”), (ii) Series D Perpetual Non-Cumulative Preferred Shares (“Series D Preferred Shares”) and (iii) Series E Perpetual Non-Cumulative Preferred Shares (“Series E Preferred Shares” and, together with the Series C Preferred Shares and the Series D Preferred Shares, the “Preferred Shares”) were outstanding. Except as described below, the Preferred Shares, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank pari passu with our ordinary voting and non-voting shares, and rank senior to each of our other classes or series of share capital, unless the terms of any such class or series shall expressly provide otherwise.
Series C Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $0.001 per share with respect to the surplus assets of the Company and (ii) are non-voting except in certain limited circumstances. Series D Preferred Shares and Series E Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $25,000 per share (equivalent to $25.00 per depositary share) with respect to the surplus assets of the Company, plus declared and unpaid dividends, if any, and (ii) are non-voting except in certain limited circumstances.
Dividends will be paid on the Series C Preferred Shares when, as and if declared on our ordinary voting and non-voting shares in an amount equal to the dividend paid on our ordinary voting and non-voting shares, multiplied by the applicable participation rate. The participation rate is initially set at ten (10), which is generally reflective of the reduction in the number of Series C Preferred Shares issued in exchange for the previously outstanding Series A non-voting convertible ordinary shares. The Series C Preferred Shares are not entitled to dividends or distributions that are related to certain entities in which the Company owns an interest. Holders of Series D Preferred Shares and Series E Preferred Shares are entitled to receive, only when, as and if declared, non-cumulative cash dividends, paid quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on September 1, 2018 for the Series D Preferred Shares and March 1, 2019 for the Series E Preferred Shares, of 7.00% per annum. Commencing on September 1, 2028, the Series D Preferred Shares will convert to a floating rate basis and dividends will be payable on a non-cumulative basis, when, as and if declared, at three-month LIBOR plus 4.015% per annum. Dividends that are not declared will not accumulate and will not be payable.
Future series of preference shares
Pursuant to our bye-laws and Bermuda law, our board of directors by resolution may establish one or more additional series of preference shares having such number of shares, designations, relative voting rights, dividend rates, redemption or repurchase rights, conversion rights, liquidation and other rights, preferences, powers, and limitations as may be fixed by our board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of preference shares could also adversely affect the voting power of the holders of our ordinary shares, deny our shareholders the receipt of a premium on their ordinary shares or non-voting convertible ordinary shares at the end of a tender or other offer for such shares and have a depressive effect on the market price of such shares.
Change of Control and Related Provisions of Our Memorandum of Association and Bye-Laws
A number of provisions in our memorandum of association and bye-laws and under Bermuda law may make it more difficult to acquire control of the Company. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by our board of directors but which individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then current market prices. As a result, those of our shareholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our ordinary shares and our non-voting convertible ordinary shares. These provisions are intended to:
•enhance the likelihood of continuity and stability in the composition of our board of directors;
•discourage some types of transactions that may involve an actual or threatened change in control of the Company;
•discourage certain tactics that may be used in proxy fights;
•ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of the Company and our shareholders; and
•encourage persons seeking to acquire control of the Company to consult first with our board to negotiate the terms of any proposed business combination or offer.
Limitation on Voting Power of Shares
Holders of our non-voting convertible ordinary shares and Preferred Shares are generally not entitled to vote. Our board of directors may also limit a shareholder’s voting rights where the board deems it necessary to do so to avoid non-de minimis adverse tax, legal or regulatory consequences. We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights should be so limited or for certain other limited purposes. If a shareholder fails to respond to a request from the Company for information or submits incomplete or inaccurate information in response to such a request, we may, in our sole discretion, eliminate such shareholder’s voting rights.

These provisions may discourage those who would otherwise seek to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests. To the extent these provisions discourage takeover attempts, they may deprive shareholders of opportunities to realize takeover premiums for their shares or may depress the market price of the shares.
Restrictions on Transfer
Pursuant to our bye-laws, our board of directors may decline to register a transfer of any of our ordinary shares under certain circumstances, including if it has reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its shareholders may occur as a result of such transfer. Further, our bye-laws provide the Company with the option to repurchase, or to assign to a third party the right to purchase, the minimum number of ordinary shares necessary to eliminate any such non-de minimis adverse tax, regulatory or legal consequence. The price to be paid for such shares will be the fair market value of such shares. In addition, our board of directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States, or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
Although we believe that the precise form of the restrictions on transfer contained in our bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. The restrictions on transfer may also have the effect of delaying, deferring or preventing a change in control.
Unissued Shares
Ordinary Shares and Non-Voting Convertible Ordinary Shares
Our authorized and unissued ordinary shares and non-voting convertible ordinary shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preference Shares
Our memorandum of association and bye-laws grant our board of directors the authority, without any further vote or action by our shareholders, to issue preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of the shares constituting any series. The existence of authorized but unissued preference shares could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue preference shares to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for our ordinary shares at a premium over the market price of our ordinary shares, and may adversely affect the market price of, and the voting and other rights of the holders of, our ordinary shares.
Classified Board of Directors, Vacancies and Removal of Directors
Our bye-laws provide that our board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our shareholders may remove directors only for cause, and the notice of a meeting of the shareholders convened for the purpose of removing a director is required to contain a statement of the intention to do so and be served on such director not less than fourteen days before the meeting and at such meeting the director is entitled to be heard on the motion for such director’s removal. Vacancies (including a vacancy created by increasing the size of the board) in our board of directors may be filled by the shareholders at the meeting at which a director is removed or, in the absence of such election or appointment, by a majority of our directors.

Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our bye-laws provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than five directors or more than such maximum number of directors, not exceeding fifteen directors, as the board may from time to time determine. A majority of the board is required to consist of directors who are not residents of the United Kingdom. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.
Other Bye-Law Provisions
The following provisions are a summary of some of the other important provisions of our bye-laws.
Our bye-laws provide certain aspects concerning corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares that are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and its winding-up.
Our bye-laws may only be amended by both a resolution of our board of directors and a resolution of our shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares representing proportional fractional interests in ordinary shares or preference shares that will be evidenced by depositary receipts. We will deposit the underlying ordinary shares or preference shares with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement.
Dividends and Other Distributions
Unless otherwise specified in the applicable prospectus supplement, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited ordinary shares or preference shares, including any additional amounts as described in the applicable prospectus supplement, to the record holders of depositary shares relating to the underlying ordinary shares or preference shares in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited ordinary shares or preference shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Redemption of Depositary Shares
Whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing ordinary shares or preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or in such other manner as we may determine to be fair and equitable.
Voting Deposited Ordinary Shares or Preference Shares
Because each depositary share will represent a fractional interest in an ordinary share or preference share, holders of depositary receipts will be entitled to a fraction of a vote per deposited ordinary share or preference share under the circumstances in which holders of such deposited ordinary shares or preference shares are entitled to a vote.
When the depositary receives notice of any meeting at which the holders of any deposited ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the ordinary shares or preference shares, may instruct the depositary to vote the amount of the ordinary shares or preference shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the ordinary shares or preference shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the ordinary shares or preference shares, it will not vote the amount of the ordinary shares or preference shares represented by such depositary shares.
Preemptive and Conversion Rights
Unless otherwise specified in an applicable prospectus supplement, the holders of the depositary shares do not have any preemptive or conversion rights.

Amendment and Termination of the Deposit Agreement
We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.
The Deposit Agreement may be terminated by us or the depositary if:
•all outstanding depositary shares have been redeemed; or
•there has been made a final distribution in respect of the ordinary shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.
Fees, Charges and Expenses
Unless otherwise specified in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the ordinary shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited ordinary shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.
Resignation and Removal of Depositary
Unless otherwise specified in the applicable prospectus supplement, the depositary may resign at any time by delivering a written notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.
Miscellaneous
Unless otherwise specified in the applicable prospectus supplement, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited ordinary shares or preference shares unless satisfactory indemnity is furnished.
DESCRIPTION OF ENSTAR GROUP LIMITED DEBT SECURITIES
We may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. We will issue any senior debt securities pursuant to a senior debt indenture dated as of March 10, 2017, between Enstar Group Limited and The Bank of New York Mellon, as trustee, which we have filed as an exhibit to the registration statement of which this prospectus is a part. In addition, we may issue subordinated debt securities or junior subordinated debt securities pursuant to a subordinated debt indenture or a junior subordinated debt indenture, as applicable, with a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the form of subordinated debt indenture and the form of junior subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. The senior debt indenture and the forms of subordinated and junior subordinated debt indentures are collectively referred to in this section as the “indentures.”
This section summarizes the material provisions of the indentures and the debt securities. However, because it is a summary, it does not describe every aspect of the indentures or the debt securities, and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.
The following description sets forth certain general terms and provisions of the debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future senior and unsecured, unsubordinated indebtedness. The senior debt securities will rank senior to our subordinated and junior subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future subordinated and unsecured indebtedness, if any, will rank senior to our junior subordinated indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to our senior indebtedness. The junior subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future junior subordinated and unsecured indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the junior subordinated debt securities to (i) our senior indebtedness and (ii) our subordinated indebtedness, if any. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of senior and subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture or the subordinated debt indenture.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our related subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to us. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to us. The rights of our creditors (including the holders of our debt securities) to participate in distributions on shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Enstar Group Limited Debt Securities” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.
Terms and Conditions of the Series of Debt Securities
The indentures do not limit the amount of debt securities that we may incur. We may issue as many distinct series of debt securities under the indentures as we wish. Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities that we offer. In the prospectus supplement, we will describe the terms and conditions of the series of debt securities that we are offering, which may vary from the terms described in this prospectus and may include some or all of the following:

▪the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;
▪whether the securities are senior, subordinated or junior subordinated;
▪the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
▪the date or dates upon which the debt securities are payable and will mature;
▪the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;
▪the place or places where the principal of, any premium and any interest on the debt securities will be payable;
▪whether the securities are convertible or exchangeable for other securities issued by us, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;
▪any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to repurchase the debt securities on terms that we designate in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;
▪whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;
▪any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;
▪whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;
▪any proposed listing of the debt securities on a securities exchange;
▪any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;
▪the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
▪any right we may have to defer payments of interest on the debt securities;
▪any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by the Company) under applicable laws or regulations; and
▪if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.

In the case of any debt securities that are redeemable at our option, we will not redeem such debt securities if we are, or if after giving effect to such redemption, would be, in breach of the group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed on us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 of Bermuda and related regulations or any successor legislation or then-applicable law.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Consolidation, Merger, Amalgamation and Sale of Assets
Unless we inform you otherwise in a prospectus supplement, we will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of our properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:
▪we are the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was, (i) with respect to the senior indenture, on March 10, 2017 or (ii) with respect to the subordinated and junior subordinated indentures, on the date of the applicable indenture, a member of the Organization for Economic Cooperation and Development and expressly assumes our obligations on the securities and under the indenture;
▪immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
▪we have fulfilled certain other requirements under the indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to senior debt securities, we may not, nor may we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.

The term “indebtedness” means, with respect to any person:
▪the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
▪with respect to the senior indenture, all capitalized lease obligations of such person, and with respect to the subordinated and junior subordinated indentures, all finance lease obligations of such person;
▪all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
▪all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
▪all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
▪all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
▪any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Commission Reports
Unless otherwise specified in the applicable prospectus supplement, whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we are required to provide to the trustee and the holders of the debt securities, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, and all current reports that would be required to be filed with the SEC on Form 8-K, if we were required to file such forms pursuant to Section 13 or 15(d) of the Exchange Act; provided that, during any time that we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will not be required to comply with (i) Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC or Item 601 of Regulation S-K (with respect to exhibits), (ii) in the case of annual reports, Items 9A, 10 (except with respect to Item 401 of Regulation S-K) and 11 of Form 10-K or (iii) Section 13(r) of the Exchange Act. Notwithstanding the foregoing, we will be deemed to have satisfied these requirements if such reports, documents and information are made available on our website or on EDGAR (or any successor system). Delivery of any reports, documents and information to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indentures (as to which the trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default
Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the indenture with respect to a series of debt securities:
▪a default in payment of principal or any premium, if any, when due and payable; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

▪a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
▪a default in payment of any sinking fund installment when due;
▪a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;
▪with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $75,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and
▪certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing with respect to a series of debt securities, either the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and accrued interest of such series of debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.
An event of default with respect to a series of debt securities may be waived by the holders of a majority in principal amount of the debt securities of such series at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
▪we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and
▪all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected series of debt securities.
The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.
The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:
▪such holder previously gave written notice of the continuing default to the trustee;

▪the holders of at least 25% in principal amount of the outstanding debt securities of the affected series asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;
▪the trustee did not institute the action within 60 days of the request and offer of indemnity; and
▪no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
Unless we otherwise describe in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without a withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the debt securities is made (a “taxing jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4) any withholding or deduction imposed on or in respect of any notes pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the debt securities, the indentures, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indentures and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Redemption for Tax Purposes
Unless we otherwise describe in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to the Company, or a decision rendered by a court of competent jurisdiction in any taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the indentures and debt securities as set forth below and as provided in the applicable indenture. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets,” “Limitation on Liens on Stock of Significant Subsidiaries” and “Commission Reports.” We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.

As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Modification of the Indenture
Changes Not Requiring Holder Approval. The indentures provide that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of the debt securities to:
▪secure any debt securities;
▪evidence a successor person’s assumption of our obligations under the indentures and the debt securities;
▪add covenants or other provisions that protect holders of debt securities;
▪cure any ambiguity or inconsistency in the indentures, or between an indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indentures, provided that such correction does not materially adversely affect the holders of the debt securities;
▪establish forms or terms for debt securities of any series permitted by the applicable indenture;
▪evidence a successor trustee’s acceptance of appointment;
▪with respect to the subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities;
▪with respect to the junior subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities; or
▪make any other change that does not materially adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities of a series issued under the applicable indenture, to change, in any manner, the applicable indenture and the rights of the holders of debt securities of such series, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:
▪extend the stated maturity of, or reduce the principal of any debt security;
▪reduce the rate or extend the time of payment of interest;
▪reduce any amount payable upon redemption;
▪change the currency in which the principal, any premium or interest is payable;

▪reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
▪impair the right to institute a suit for the enforcement of any payment on any debt security when due; or
▪reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment. The junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.
Subordination Under the Subordinated and Junior Subordinated Debt Indentures
The subordinated and junior subordinated debt indentures provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated or junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of our senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of our senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness, whether incurred prior to, on or after the date of the subordinated debt indenture; provided that such senior indebtedness does not include any of our indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities. The junior subordinated debt indenture defines senior indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness, whether incurred prior to, on or after the date of the junior subordinated indenture; provided that such senior indebtedness does not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the subordinated debt securities or has a subordinate or equivalent right to payment with the junior subordinated debt securities. For the avoidance of doubt, senior indebtedness also includes any senior debt securities. The subordinated and junior subordinated debt indentures define “indebtedness” as having the meaning as set forth above under “Limitation on Liens on Stock of Significant Subsidiaries.”
The junior subordinated debt indenture defines subordinated indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness that is subordinated to any of our senior indebtedness, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture. Subordinated indebtedness does not include any of our indebtedness which by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the junior subordinated debt securities.
The subordinated and junior subordinated debt indentures do not limit the amount of senior indebtedness that we can incur. The junior subordinated debt indenture does not limit the amount of subordinated indebtedness that we can incur. The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated and junior subordinated debt securities receive any payment on account of such subordinated and junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
We may not make any payment of the principal or interest on the subordinated or junior subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Similarly, the holders of all subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
We may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior or subordinated indebtedness or if any event of default exists under the terms of any senior or subordinated indebtedness.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and our bye-laws.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

▪be entitled to have the debt securities represented by the registered global security registered in their own names;
▪receive or be entitled to receive physical delivery of the debt securities in definitive form; or
▪be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar, the trustee or any other agent of Enstar or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The indentures provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indentures, the debt securities or any transaction contemplated thereby.

Regarding the Trustee
The Bank of New York Mellon acts as trustee under our outstanding senior indentures. Each of our future indentures will provide that we can choose a trustee, and there may be more than one trustee under the applicable indenture, each with respect to one or more series of securities.
We and certain of our subsidiaries may maintain corporate trust relationships in the ordinary course of business with The Bank of New York Mellon or any other trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.
DESCRIPTION OF PURCHASE CONTRACTS AND UNITS
We may issue purchase contracts or purchase units. The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of any of our securities.
Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of our securities. The price of our securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.
The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit, special considerations applicable to the purchase contracts and purchase units, and, if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the purchase contracts and units will be governed by New York law.
DESCRIPTION OF WARRANTS
We may issue warrants independently or together with other securities and may attach warrants to those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.
Warrants
The applicable prospectus supplement will describe the terms of the warrants we offer, including, to the extent applicable:
•the title of the warrants;
•the aggregate number of warrants;
•the price or prices at which the warrants will be issued;
•provisions for changes to or adjustments in the exercise price;

•the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;
•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;
•the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;
•the date, if any, on and after which the warrants and the related securities will be separately transferable;
•the maximum or minimum number of the warrants which may be exercised at any time;
•any other specific terms of the warrants;
•if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.
Exercise of Warrants
Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise. Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the principal amount or number of securities being offered.
No holder of a warrant will, as such, have any rights of a holder of the securities purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.
Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of purchase contracts, purchase units, warrants, depositary shares, debt securities, ordinary shares or preference shares. The applicable prospectus supplement will describe:
•the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.
DESCRIPTION OF ENSTAR FINANCE DEBT SECURITIES AND ENSTAR GROUP LIMITED DEBT GUARANTEES
Enstar Finance, an indirect and wholly owned subsidiary of Enstar Group Limited, may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. The debt securities of Enstar Finance will be fully and unconditionally guaranteed by Enstar Group Limited, but will not be guaranteed by any subsidiaries of Enstar Group Limited. Enstar Finance may issue senior debt securities pursuant to a senior debt indenture to be entered into among Enstar Finance, as issuer, Enstar Group Limited, as guarantor, and a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. In addition, Enstar Finance may issue subordinated debt securities or junior subordinated debt securities pursuant to a subordinated debt indenture or a junior subordinated debt indenture, as applicable, to be entered into among Enstar Finance, as issuer, Enstar Group Limited, as guarantor, and a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the forms of senior, subordinated and junior subordinated debt indentures as exhibits to the registration statement of which this prospectus is a part. The forms of senior, subordinated and junior subordinated debt indentures are collectively referred to in this section as the “Enstar Finance indentures.”
This section summarizes the material provisions of the Enstar Finance indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the Enstar Finance indentures, the debt securities or the guarantees, and is subject to, and is qualified in its entirety by reference to, all provisions of the Enstar Finance indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the Enstar Finance indentures.
The following description sets forth certain general terms and provisions of the debt securities that Enstar Finance may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future senior and unsecured, unsubordinated indebtedness, if any. The senior debt securities will rank senior to Enstar Finance’s subordinated and junior subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future subordinated and unsecured indebtedness, if any, will rank senior to its junior subordinated indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on the subordinated debt securities to its senior indebtedness, if any. The junior subordinated debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future junior subordinated and unsecured indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on the junior subordinated debt securities to (i) its senior indebtedness, if any, and (ii) its subordinated indebtedness, if any. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of senior and subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture or the subordinated debt indenture.
Enstar Finance is a finance subsidiary with no operations or assets other than in such capacity, and Enstar Group Limited is a holding company and has no direct operations. Accordingly, the credit character of any debt securities of Enstar Finance is comparable to debt issued by a holding company. The ability of Enstar Finance and Enstar Group Limited to make payments on the debt securities and the guarantee, as applicable, is dependent upon the earnings of Enstar Group Limited’s subsidiaries and the transfer of funds by those subsidiaries to Enstar Finance and Enstar Group Limited in the form of dividends or other transfers.
In addition, the debt securities of Enstar Finance will be effectively subordinated to the obligations of Enstar Group Limited’s subsidiaries, other than Enstar Finance, meaning that the holders of such debt securities will have a junior position to claims of creditors of Enstar Group Limited’s subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect the ability of subsidiaries of Enstar Group Limited to transfer funds to it or Enstar Finance. In addition, insurance companies, including some of Enstar Group Limited’s direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to it. The rights of Enstar Group Limited’s creditors (including the holders of its debt securities) to participate in distributions on shares owned by Enstar Group Limited in certain of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Enstar Finance Debt Securities and Enstar Group Limited Debt Guarantees” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries and references to “Enstar Finance” refer only to Enstar Finance and not any subsidiaries, in each case, unless we specify or the context clearly indicates otherwise.
Guarantees
The payment obligations of Enstar Finance pursuant to all Enstar Finance debt securities will be fully and unconditionally guaranteed by Enstar Group Limited. None of the subsidiaries of Enstar Group Limited, other than Enstar Finance, will guarantee or have an obligation in respect of the Enstar Finance debt securities.
The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s senior indebtedness will be senior obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to such guarantees will rank equally in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and senior in right of payment to the rights of holders of subordinated and junior subordinated indebtedness of Enstar Group Limited. The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s subordinated indebtedness and junior subordinated indebtedness will be subordinated and junior subordinated, respectively, obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to such guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and, with respect to junior subordinated debt securities, to the rights of holders of senior indebtedness and subordinated indebtedness of Enstar Group Limited.
Terms and Conditions of the Series of Debt Securities
The Enstar Finance indentures will not limit the amount of debt securities that Enstar Finance may incur. Enstar Finance may issue as many distinct series of debt securities under the Enstar Finance indentures as it wishes. Unless otherwise specified in a prospectus supplement, Enstar Finance may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the applicable Enstar Finance indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
Enstar Finance will provide a prospectus supplement to accompany this prospectus for each series of debt securities that it offers. In the prospectus supplement, Enstar Finance will describe the terms and conditions of the series of debt securities that it is offering, which may vary from the terms described in this prospectus and may include some or all of the following:
▪the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;
▪whether the securities are senior, subordinated or junior subordinated;
▪the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

▪the date or dates upon which the debt securities are payable and will mature;
▪the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;
▪the place or places where the principal of, any premium and any interest on the debt securities will be payable;
▪whether the securities are convertible or exchangeable for other securities issued by Enstar Finance, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;
▪any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit Enstar Finance to repurchase the debt securities on terms that it designates in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit Enstar Finance to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;
▪whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;
▪any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;
▪whether Enstar Finance is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;
▪any proposed listing of the debt securities on a securities exchange;
▪any right Enstar Finance may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the applicable Enstar Finance indenture, by depositing money or U.S. government obligations with the trustee of such indenture;
▪the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
▪any right Enstar Finance may have to defer payments of interest on the debt securities;
▪with respect to the subordinated and junior subordinated debt securities, any changes to the subordination provisions other than those set forth in the Enstar Finance indentures;
▪any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by Enstar Finance) under applicable laws or regulations; and
▪if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, Enstar Finance will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, Enstar Finance may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. Enstar Finance will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
Enstar Finance may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how Enstar Finance will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Consolidation, Merger, Amalgamation and Sale of Assets
Unless Enstar Finance informs you otherwise in a prospectus supplement, neither it nor Enstar Group Limited will (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of its properties and assets, to the extent any exist, to any third party, other than to its direct or indirect wholly-owned subsidiary, to the extent any exist, unless:
▪Enstar Finance or Enstar Group Limited, as applicable, is the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was, on the date of the applicable Enstar Finance indenture, a member of the Organization for Economic Cooperation and Development and expressly assumes its obligations on the securities and under the applicable Enstar Finance indenture;
▪immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
▪it has fulfilled certain other requirements under the applicable Enstar Finance indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to Enstar Finance senior debt securities, Enstar Group Limited may not, nor may Enstar Group Limited permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary of Enstar Group Limited, unless Enstar Group Limited provides, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the Enstar Finance senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary of Enstar Group Limited that meets condition (2) set forth under Rule 405 under the Securities Act, provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:
▪the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
▪all finance lease obligations of such person;

▪all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
▪all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
▪all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
▪all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
▪any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Commission Reports
Unless otherwise specified in the applicable prospectus supplement, whether or not Enstar Group Limited is subject to Section 13 or 15(d) of the Exchange Act, Enstar Group Limited is required to provide to the trustee and the holders of the debt securities, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, and all current reports that would be required to be filed with the SEC on Form 8-K, if Enstar Finance were required to file such forms pursuant to Section 13 or 15(d) of the Exchange Act; provided that, during any time that Enstar Group Limited is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Enstar Group Limited will not be required to comply with (i) Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC or Item 601 of Regulation S-K (with respect to exhibits), (ii) in the case of annual reports, Items 9A, 10 (except with respect to Item 401 of Regulation S-K) and 11 of Form 10-K or (iii) Section 13(r) of the Exchange Act. Notwithstanding the foregoing, Enstar Group Limited will be deemed to have satisfied these requirements if such reports, documents and information are made available on Enstar Group Limited’s website or on EDGAR (or any successor system). Delivery of any reports, documents and information to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Enstar Finance’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default
Unless Enstar Finance provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the Enstar Finance indentures with respect to a series of debt securities:
▪a default in payment of principal or any premium, if any, when due and payable; provided, however, that if Enstar Finance and Enstar Group Limited are permitted or required by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which Enstar Finance and Enstar Group Limited must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
▪a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if Enstar Finance and Enstar Group Limited are permitted or required by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which Enstar Finance and Enstar Group Limited must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

▪a default in payment of any sinking fund installment when due;
▪a failure to observe or perform any of Enstar Finance’s and Enstar Group Limited’s other obligations under the debt securities or the applicable Enstar Finance indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;
▪with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which Enstar Finance, Enstar Group Limited or their respective subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $100,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable Enstar Finance indenture;
▪the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of Enstar Group Limited in accordance with the terms of the Enstar Finance indenture); and
▪certain events of bankruptcy, insolvency or reorganization of Enstar Finance and Enstar Group Limited.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing with respect to a series of debt securities, either the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and accrued interest of such series of debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, Enstar Finance will be obligated to pay the principal amount of the debt securities.
An event of default with respect to a series of debt securities may be waived by the holders of a majority in principal amount of the debt securities of such series at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
▪Enstar Finance has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and
▪all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the Enstar Finance indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected series of debt securities.
The Enstar Finance indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the Enstar Finance indentures, the Enstar Finance indentures provide that the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series may direct the time, method and place of any proceeding to exercise any right or power conferred in the Enstar Finance indentures or for any remedy available to the trustee.
The Enstar Finance indentures provide that no holders of debt securities may institute any action against Enstar Finance or Enstar Group Limited, except for actions for payment of overdue principal, any premium or interest, unless:

▪such holder previously gave written notice of the continuing default to the trustee;
▪the holders of at least 25% in principal amount of the outstanding debt securities of the affected series asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;
▪the trustee did not institute the action within 60 days of the request and offer of indemnity; and
▪no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
The Enstar Finance indentures provide that Enstar Finance will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Enstar Finance and Enstar Group Limited can discharge and defease their obligations under the Enstar Finance indentures, debt securities and guarantees as set forth below and as provided in the applicable indenture. For purposes of the Enstar Finance indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, Enstar Finance and Enstar Group Limited are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when Enstar Finance and Enstar Group Limited are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, Enstar Finance and Enstar Group Limited may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series, debt securities within a particular series, and the related guarantees (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. Enstar Finance may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, Enstar Finance and Enstar Group Limited may elect to defease and be discharged from their specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets,” “Limitation on Liens on Stock of Significant Subsidiaries” and “Commission Reports.” Enstar Finance may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
As a condition to any discharge and defeasance or covenant discharge and defeasance, Enstar Finance must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
Enstar Finance and Enstar Group Limited may exercise the discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities and guarantees. If Enstar Finance and Enstar Group Limited exercise the discharge and defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If Enstar Finance and Enstar Group Limited exercise the covenant discharge and defeasance option, payment of the affected debt securities and guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, Enstar Finance and Enstar Group Limited would remain liable to make payment of such amounts due at the time of acceleration.

Modification of the Enstar Finance Indentures
Changes Not Requiring Holder Approval. The Enstar Finance indentures will provide that Enstar Finance, Enstar Group Limited and the trustee may enter into one or more supplemental indentures without the consent of the holders of the debt securities or the guarantees to:
▪secure any debt securities;
▪evidence a successor person’s assumption of Enstar Finance’s or Enstar Group Limited’s obligations under the Enstar Finance indentures, the debt securities or the guarantees, as applicable;
▪add covenants or other provisions that protect holders of debt securities;
▪cure any ambiguity or inconsistency in the Enstar Finance indentures, or between an indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the Enstar Finance indentures, provided that such correction does not materially adversely affect the holders of the debt securities;
▪establish forms or terms for debt securities of any series permitted by the applicable indenture;
▪evidence a successor trustee’s acceptance of appointment;
▪with respect to the Enstar Finance subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities;
▪with respect to the Enstar Finance junior subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities; or
▪make any other change that does not materially and adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The Enstar Finance indentures will also permit Enstar Finance, Enstar Group Limited and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities of a series issued under the applicable indenture, to change, in any manner, the applicable indenture and the rights of the holders of debt securities of such series, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:
▪extend the stated maturity of, or reduce the principal of any debt security;
▪reduce the rate or extend the time of payment of interest;
▪reduce any amount payable upon redemption;
▪change the currency in which the principal, any premium or interest is payable;
▪reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
▪impair the right to institute a suit for the enforcement of any payment on any debt security when due;
▪reduce the percentage of the outstanding debt securities of any series required to approve changes to the applicable Enstar Finance indenture; or
▪modify the guarantees in any manner adverse to the holders.
The Enstar Finance subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment. The Enstar Finance junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.

Subordination Under the Enstar Finance Subordinated and Junior Subordinated Debt Indentures
The Enstar Finance subordinated and junior subordinated debt indentures provide that payment of the principal, any premium and interest on debt securities issued under the Enstar Finance subordinated or junior subordinated debt indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of Enstar Finance’s senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of Enstar Finance’s senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The Enstar Finance subordinated debt indenture defines senior indebtedness as the principal, any premium, and interest and any additional amounts on all indebtedness of Enstar Finance and Enstar Group Limited, as applicable, whether incurred prior to, on or after the date of the Enstar Finance subordinated debt indenture; provided that such senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, does not include any indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the Enstar Finance subordinated debt securities. The Enstar Finance junior subordinated debt indenture defines senior indebtedness as the principal, any premium, and interest and any additional amounts on all indebtedness of Enstar Finance and Enstar Group Limited, as applicable, whether incurred prior to or after the date of the Enstar Finance junior subordinated indenture; provided that such senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the Enstar Finance subordinated debt securities or has a subordinate or equivalent right to payment with the Enstar Finance junior subordinated debt securities. For the avoidance of doubt, senior indebtedness of Enstar Finance also includes any senior debt securities. The Enstar Finance subordinated and junior subordinated debt indentures define “indebtedness” as having the meaning as set forth above under “Limitation on Liens on Stock of Significant Subsidiaries.”
The Enstar Finance junior subordinated debt indenture defines subordinated indebtedness as the principal, any premium and interest and any additional amounts on all indebtedness of Enstar Finance or Enstar Group Limited, as applicable, that is subordinated to any senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture. Subordinated indebtedness does not include any indebtedness of Enstar Finance or Enstar Group Limited, as applicable, which, by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the Enstar Finance junior subordinated debt securities.
The Enstar Finance subordinated and junior subordinated debt indentures will not limit the amount of senior indebtedness that Enstar Finance can incur. The Enstar Finance junior subordinated debt indenture will not limit the amount of subordinated indebtedness that Enstar Finance can incur. The holders of all Enstar Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Enstar Finance subordinated and junior subordinated debt securities receive any payment on account of such subordinated and junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Enstar Finance or its property; or
▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Enstar Finance or its property.
Enstar Finance may not make any payment of the principal or interest on the subordinated or junior subordinated debt securities during a continued default in payment of any Enstar Finance senior indebtedness or if any event of default exists under the terms of any Enstar Finance senior indebtedness.
Similarly, the holders of all Enstar Finance subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Enstar Finance junior subordinated debt securities receive any payment on account of such Enstar Finance junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Enstar Finance or its property; or
▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Enstar Finance or its property.

Enstar Finance may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior or subordinated indebtedness or if any event of default exists under the terms of any senior or subordinated indebtedness.
The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s subordinated indebtedness and junior subordinated indebtedness will be subordinated and junior subordinated, respectively, obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and, with respect to junior subordinated debt securities, to the rights of holders of senior indebtedness and subordinated indebtedness of Enstar Group Limited. The subordination provisions described above with respect to Enstar Finance’s obligations under the Enstar Finance subordinated and junior subordinated debt securities apply equally to the obligations of Enstar Group Limited under its guarantees.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for ownership interests in or other securities of Enstar Finance will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at the option of Enstar Finance. These terms may include provisions pursuant to which the amount of ownership interests in or other securities of Enstar Finance to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Delaware law, and the certificate of formation and operating agreement of Enstar Finance.
Global Debt Securities
Enstar Finance may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
Enstar Finance will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that it will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” Enstar Finance will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
Enstar Finance will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. Enstar Finance anticipates that the following provisions will apply to all depositary arrangements for Enstar Finance debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

▪be entitled to have the debt securities represented by the registered global security registered in their own names;
▪receive or be entitled to receive physical delivery of the debt securities in definitive form; or
▪be considered the owners or holders of the debt securities under the applicable Enstar Finance indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable Enstar Finance indenture.
Enstar Finance understands that under existing industry practices, if it requests any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable Enstar Finance indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Enstar Finance will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar Finance, Enstar Group Limited, the trustee or any other agent of the foregoing parties will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Enstar Finance expects that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. Enstar Finance also expects that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
Enstar Finance will issue its debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, Enstar Finance may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
Enstar Finance will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. Enstar Finance expects that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
Enstar Finance also may issue bearer debt securities of a series in global form. Enstar Finance will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. Enstar Finance will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. Enstar Finance also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The Enstar Finance indentures, debt securities and related guarantees will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The Enstar Finance indentures provide that Enstar Finance, Enstar Group Limited and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Enstar Finance indentures, the debt securities, the guarantees or any transaction contemplated thereby.

Regarding the Trustee
Each Enstar Finance indenture will provide that Enstar Finance can choose a trustee, and there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities.
Enstar Group Limited and Enstar Finance may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

PLAN OF DISTRIBUTION
We and Enstar Finance may sell the securities on a continuous or delayed basis in any one or more of the following ways from time to time:
▪through agents;
▪through dealers;
▪in market transactions, including transactions on a national securities exchange (e.g., Nasdaq) or a quotations service or an over-the-counter market (including through an “at-the-market” offering);
▪to or through underwriters;
▪directly to purchasers; or
▪through a combination of any of these methods or any other legally available means.
The applicable prospectus supplement will state the terms of the offering of the securities, including:
▪the securities offered;
▪the place and time of delivery of the securities;
▪the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by them;
▪the public offering price of the securities;
▪the applicable agent’s commission, dealer’s purchase price or underwriter’s discount; and
▪any exchange on which the securities being offered will be listed, if applicable.
Any offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us, Enstar Finance or by agents designated by us or Enstar Finance from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.
Brokers or dealers may be utilized in the sale of the securities in and may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:
▪transactions in which the broker-dealer solicits purchasers on a best-efforts basis;
▪purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
▪ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
▪a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.
Offers to purchase securities may be solicited directly by us or Enstar Finance and the sale thereof may be made by us or Enstar Finance directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us or Enstar Finance. Any remarketing firm will be identified and the terms of its agreements, if any, with us or Enstar Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we or Enstar Finance may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or Enstar Finance at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Underwriters, agents, dealers and others that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us or Enstar Finance against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or Enstar Finance. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions.
Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Agents, underwriters, dealers and their affiliates may engage in transactions with, or perform services for, us, Enstar Finance and our respective subsidiaries in the ordinary course of business.
We or Enstar Finance will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters with respect to Bermuda law will be passed upon for us and Enstar Finance by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and certain legal matters with respect to U.S. law will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or Enstar Finance, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Enstar Group Limited and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our securities.
We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:
▪Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;
▪The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2020;

▪Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 10, 2020, respectively;

▪Our Current Reports on Form 8-K, filed with the SEC on January 27, 2020, February 26, 2020, March 10, 2020, March 23, 2020, March 31, 2020, April 10, 2020, June 9, 2020, June 11, 2020, June 16, 2020, July 17, 2020 and August 17, 2020;

▪The description of our registered securities contained in Exhibit 4.7 of our Current Report on Form 10-K filed with the SEC on February 27, 2020, including any amendment thereto or report filed for the purpose of updating such description; and

▪All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS AND OTHER MATTERS
We are a Bermuda exempted company. In addition, some of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. securities laws relating to offers and sales of the securities made hereby by serving Enstar (US) Inc., 411 Fifth Avenue, Floor 5, New York, NY 10016, our U.S. agent. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

$

Enstar Group Limited

% Senior Notes due 20

PROSPECTUS SUPPLEMENT

_______________________________________________

Joint Book-Running Managers

Wells Fargo Securities	Barclays	HSBC

_______________________________________________